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                                 EXHIBIT 10.16
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                                 LEASE AGREEMENT


                      Healthcare Realty Trust Incorporated
                             a Maryland corporation

                                     Lessor

                                       AND

             Cardinal Development Co., Inc., a Kentucky corporation,

                                     Lessee


               Property:      Fenton Extended Care Center
                              512 Beach Street
                              Fenton, Michigan


                                  June 8, 1993
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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I
LEASED PROPERTY; TERM......................................................  1

ARTICLE II
DEFINITIONS................................................................  2

ARTICLE III
RENT.......................................................................  9

      3.1   Base Rent and Additional Rent..................................  9
      3.2   Quarterly Calculation and Payment of Additional Rent;
            Annual Reconciliation ......................................... 10
      3.3   Confirmation of Gross Revenues................................. 11
      3.4   Additional Charges............................................. 12
      3.5   Net Lease...................................................... 12
      3.6   Letter of Credit............................................... 12

ARTICLE IV
IMPOSITIONS................................................................ 13

      4.1   Payment of Impositions......................................... 13
      4.2   Adjustment of Impositions...................................... 14
      4.3   Utility Charges................................................ 14
      4.4   Insurance Premiums............................................. 14

ARTICLE V
NO TERMINATION............................................................. 14

ARTICLE VI
OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY......................... 15

      6.1   Ownership of the Leased Property............................... 15
      6.2   Lessee's Personal Property..................................... 15

ARTICLE VII
CONDITION AND USE OF LEASED PROPERTY....................................... 15

      7.1   Condition of the Leased Property............................... 15
      7.2   Use of the Leased Property..................................... 16
      7.3   Lessor to Grant Easements...................................... 16

ARTICLE VIII
LEGAL AND INSURANCE REQUIREMENTS........................................... 17


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      8.1   Compliance with Legal and Insurance Requirements............... 17
      8.2   Legal Requirement Covenants.................................... 17

ARTICLE IX
REPAIRS; RESTRICTIONS...................................................... 17

      9.1   Maintenance and Repair......................................... 17
      9.2   Encroachments; Restrictions.................................... 18

ARTICLE X
CAPITAL ADDITIONS.......................................................... 19

      10.1  Construction of Capital Additions to the Leased Property....... 19
      10.2  Capital Additions Financed by Lessee........................... 20
      10.3  Capital Additions Financed by Lessor........................... 21
      10.4  Remodeling and Non-Capital Additions........................... 22
      10.5  Salvage........................................................ 23

ARTICLE XI
LIENS...................................................................... 23

ARTICLE XII
PERMITTED CONTESTS......................................................... 23

ARTICLE XIII
INSURANCE.................................................................. 24

      13.1  General Insurance Requirements................................. 24
      13.2  Replacement Cost............................................... 25
      13.3  Additional Insurance........................................... 26
      13.4  Waiver of Subrogation.......................................... 26
      13.5  Form of Insurance.............................................. 26
      13.6  Increase in Limits............................................. 26
      13.7  Blanket Policy................................................. 27
      13.8  No Separate Insurance.......................................... 27

ARTICLE XIV
FIRE AND CASUALTY.......................................................... 27

      14.1  Insurance Proceeds............................................. 27
      14.2  Reconstruction in the Event of Damage or Destruction
            Covered by Insurance .......................................... 27
      14.3  Reconstruction in the Event of Damage or Destruction Not
            Covered by Insurance .......................................... 29
      14.4  Lessee's Property.............................................. 29
      14.5  Restoration of Lessee's Property............................... 29
      14.6  No Abatement of Rent........................................... 29
      14.7  Damage Near end of Term........................................ 29


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      14.8  Termination of Right of First Refusal.......................... 29
      14.9  Waiver......................................................... 29

ARTICLE XV
CONDEMNATION............................................................... 30

      15.1  Definitions.................................................... 30
      15.2  Parties Rights and Obligations................................. 30
      15.3  Total Taking................................................... 30
      15.4  Partial Taking................................................. 30
      15.5  Restoration.................................................... 31
      15.6  Award Distribution............................................. 31
      15.7  Temporary Taking............................................... 31

ARTICLE XVI
DEFAULT.................................................................... 31

      16.1  Events of Default.............................................. 31
      16.2  Rent and Charges Payable Following Default..................... 35
      16.3  Additional Expenses............................................ 35
      16.4  Lessee's Obligation to Purchase................................ 35
      16.5  Waiver......................................................... 36
      16.6  Application of Funds........................................... 36
      16.7  Notices by Lessor.............................................. 36
      16.8  Lessor's Contractual Security Interest......................... 36

ARTICLE XVII
LESSOR'S RIGHT TO CURE..................................................... 37

ARTICLE XVIII
PURCHASE OF THE LEASED PROPERTY............................................ 37

ARTICLE XIX
HOLDING OVER............................................................... 38

ARTICLE XX
ABANDONMENT................................................................ 38

      20.1  Discontinuance of Operations on the Leased Property; Offer
            to Purchase ................................................... 38
      20.2  Acceptance of Offer............................................ 39
      20.3  Rejection of Offer............................................. 39
      20.4  No Rent after Purchase or Termination.......................... 39

ARTICLE XXI
SUBSTITUTION OF PROPERTY................................................... 39


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      21.1  Substitution of Property for the Leased Property............... 39
      21.2  Conditions to Substitution..................................... 42
      21.3  Conveyance to Lessee........................................... 43
      21.4  Expenses....................................................... 43

ARTICLE XXII
RISK OF LOSS............................................................... 43

ARTICLE XXIII
INDEMNIFICATION............................................................ 44

ARTICLE XXIV
SUBLETTING AND ASSIGNMENT.................................................. 44

      24.1  Subletting and Assignment...................................... 44
      24.2  Attornment..................................................... 45
      24.3  Sublease Limitation............................................ 45

ARTICLE XXV
OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS............................ 45

ARTICLE XXVI
INSPECTION................................................................. 46

ARTICLE XXVII
NO WAIVER.................................................................. 46

ARTICLE XXVIII
REMEDIES CUMULATIVE........................................................ 46

ARTICLE XXIX
SURRENDER.................................................................. 46

ARTICLE XXX
NO MERGER OF TITLE......................................................... 47

ARTICLE XXXI
TRANSFERS BY LESSOR........................................................ 47

ARTICLE XXXII
QUIET ENJOYMENT............................................................ 47

ARTICLE XXXIII
NOTICES.................................................................... 47

ARTICLE XXXIV


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APPRAISAL.................................................................. 48

ARTICLE XXXV
PURCHASE RIGHTS............................................................ 49

      35.1  First Refusal to Purchase...................................... 50
      35.2  Lessor's Option to Purchase Lessee's Personal Property......... 50

ARTICLE XXXVI
DEFAULT BY LESSOR.......................................................... 50

      36.1  Default by Lessor.............................................. 50
      36.2  Lessee's Right to Cure......................................... 51

ARTICLE XXXVII
ARBITRATION................................................................ 51

      37.1  Controversies.................................................. 51
      37.2  Appointment of Arbitrators..................................... 51
      37.3  Third Arbitrator............................................... 51
      37.4  Arbitration Procedure.......................................... 52
      37.5  Expenses....................................................... 52

ARTICLE XXXVIII
FINANCING OF THE LEASED PARTY.............................................. 52

      38.1  Financing by Lessor............................................ 52

ARTICLE XXXIX
SUBORDINATION AND NON-DISTURBANCE.......................................... 52

ARTICLE XL
MISCELLANEOUS.............................................................. 53

      40.1  General........................................................ 53
      40.2  Transfer of Licenses........................................... 53

ARTICLE XLI
MEMORANDUM OF LEASE........................................................ 54


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                                      LEASE

      LEASE (the "Lease") is dated as of the June 8 , 1993, and is between Healthcare Realty Trust Incorporated ("Lessor"), a Maryland corporation, having its principal office at 3310 West End Avenue, Nashville, Tennessee 27303 and Cardinal Development Co., Inc., a Kentucky corporation ("Lessee"), having its principal office at 1300 Hurstbourne Place, 9300 Shelbyville Road, Louisville, Kentucky 40222.

                                    ARTICLE I

                              LEASED PROPERTY; TERM

      Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee rents from Lessor all of Lessor's rights and interest in and to the following real property (collectively, the "Leased Property");

      (a) the real property described on Exhibit A attached hereto (the "Land");

      (b) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land, and Capital Additions finances by Lessor (collectively, the "Leased Improvements");

      (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements; and;

      (d) all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest permitted by law, are hereby deemed-by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Lessee's Personal Property as defined in
Article II below (collectively the "Fixtures");

SUBJECT, HOWEVER, to the matters set forth on Exhibit B attached hereto (the "Permitted Exceptions); to have and to hold for (a) a fixed term (the "Fixed Term") commencing on the Closing Date as defined in the Purchase and Sale Agreement defined herein (the "Commencement Date") and ending at midnight on the last day of the two hundred and fortieth (240th) month after the Commencement Date.


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                                   ARTICLE II

                                   DEFINITIONS

      For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, (c) all references in this Lease to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

      Added Value Additional:  As defined Section 10.2.

      Additional Charges:  As defined in Section 3.4.

      Additional Rent:  As defined in Section 3.1(b).

      Affiliate: When used with respect to any corporation, the term "Affiliate" shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

      Award:  As defined in Section 15.1.

      Base Rent:  As defined in Section 3.1(a).

      Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of Nashville, Tennessee are authorized, or obligated, by law or executive order, to close.

      Capital Additions: One or more new buildings or one or more additional structures annexed to any portion of any of the Leased Improvements, which are constructed on any parcel or portion of the Land during the Term, including the construction of a new wing or new story, or the repair, replacement, restoration, remodeling or rebuilding of the existing Leased Improvements or any portion thereof which are not normal, ordinary or recurring to maintain the Leased Property.

      Capital Addition Cost: The cost of any Capital Additions proposed to be made by Lessee whether or not paid for by Lessee or Lessor. Such cost shall include (a) the cost of construction of the Capital Additions, including site preparation and improvement, materials, labor,


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supervision and certain related design, engineering and architectural services, the cost of any fixtures, the cost of construction financing and miscellaneous costs approved by Lessor, (b) if agreed to by Lessor in writing in advance, the cost of any land contiguous to the Leased Property purchased for the purpose of placing thereon the Capital Additions or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same, (c) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Additions during construction, (d) the cost of title insurance, (e) reasonable fees and expenses of legal counsel, (f) filing, registration and recording taxes and fees, (the Tennessee indebtedness tax is excluded), (g) documentary stamp taxes, if any, and (h) all reasonable costs and expenses of Lessor and any Lending Institution which has committed to finance the Capital Additions, including, but not limited to, (i) the reasonable fees and expenses of their respective legal counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, if any, (v) title insurance charges, appraisal fees, if any, (vi) rating agency fees, if any, and
(vii) commitment fees, if any, charged by any Lending Institution advancing or offering to advance any portion of the financing for such Capital Additions.

      Cash Adjustment:  As defined in Section 21.1.

      Code: The Internal Revenue Code of 1986, as amended.

      Commencement Date:  As defined in Article I.

      Condemnation, Condemnor:  As defined in Section 15.1.

      Consolidated Financial Statements: For any fiscal year or other accounting period for Guarantor or Lessee and their respective consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective Fiscal Year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with generally accepted accounting principles.

      Consolidated Net Worth: At any time, the sum of the following for Guarantor or Lessee and their respective consolidated subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles.

      (a) the amount of capital or stated capital (after deducting the cost of any treasury shares), plus

      (b) the amount of capital surplus and retained earnings (or, in the case of a capital surplus or retained earnings deficit, minus the amount of such deficit), minus

      (c) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (i) unamortized debt discount and expense and (ii) any write-up in book value of assets resulting from a revaluation thereof


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subsequent to the most recent Consolidated Financial Statement prior to the date thereof, except any net write-up in value of foreign currency in accordance with generally accepted accounting principles: any write-up resulting from reversal of a reserve for bad debts or depreciation; and any write-up resulting from a change in methods of accounting for inventory.

      CPI: The Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor, US city Average. All Items and Major Group Figures for Urban Wage Earners and Clerical Workers (1982-84 = 100), or if such index is not available, a comparable index selected by Lessor which is published by a governmental institution or a national recognized publisher of statistical information.

      CPI Increase: The amount obtained by multiplying (a) the Base Rent then payable under the Lease, by (b) the percentage increase between the CPI last published prior to the first day of the then applicable Fiscal Year and the CPI last published prior to the Commencement Date. The CPI Increase for each Fiscal Year shall be calculated on and as of the first day of such Fiscal Year.

      Credit Enhancements: All security deposits, security interests, letters of credit, pledges, prepaid rent or other sums, deposits or interest held by Lessee, if any, with respect to the Leased Property, the Tenant Leases or the Tenants.

      Date of Taking: As defined in Section 15.1.

      Economic termination Purchase Date: As defined in Section 20.1.

      Encumbrance: As defined in Article XXXVIII.

      Event of Default: As defined in Section 16.1.

      Facility: The licensed, long-term nursing facility known as Fenton Extended Care Center to be operated on the Leased Property.

      Facility Mortgage: As defined in Section 13.1.

      Facility Mortgagee: As defined in section 13.1.

      Fair Market Added Value: The Fair Market Value (as hereinafter defined) of the Leased Property (including all Capital Additions) less the Fair Market Value of the Leased Property determined as if no Capital Additions paid for by Lessee had been constructed.

      Fair Market Value: The Fair Market Value of the Leased Property or any Substitute Property, including all Capital Additions, and (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Article XXXIV or in such other manner as shall be mutually acceptable to Lessor and Lessee, and (c) not taking into account any reduction in value resulting from any indebtedness to which the Leased property or such Substitute Property is subject and which encumbrance Lessee or Lessor is otherwise


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required to remove pursuant to any provision of this Lease or agrees to remove at or prior to the closing of the transaction as to which such Fair Market Value determination is being made. The positive or negative effect on the value of the Leased Property or Substitute Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any Encumbrance on the Leased Property or any Substitute Property, as the case may be, which is not so required or agreed to be removed shall be taken into account in determining such Fair Market Value.

      Fair Market Value Purchase Price: The Fair Market Value of the Leased Property less the Fair Market Added Value.

      Fiscal Year: The twelve (12) month period beginning January 1 and ending December 31.

      Fixed Term: As defined in Article I.

      Gross Revenues: The term "Gross Revenues" shall mean all revenues received or receivable from or by reason of the operation of the Facility, or any other use of the Leased Property, including without limitation, all patient revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on the Leased Property, including without limitation, and except as provided below, any consideration received under any subletting, licensing, or other arrangements with third parties relating to the possession or use of any portion of the Leased Property; provided, however, that Gross Revenues shall not include professional fees or charges by physicians or providers of ancillary services, or are accompanied by separate charges for use of the Facility or any portion thereof, and non-operating revenues such as interest income or gain from the sale of assets; and provided, further, that there shall be deducted from such revenues:

      (a) contractual allowances (relating to any period during the Term of this Lease) for billings not paid by or received from the appropriate governmental agencies or third party providers,

      (b) allowances according to generally accepted accounting principles for uncollectible accounts,

      (c) all proper billing credits and adjustments according to generally accepted accounting principles relating to health care accounting,

      (d) federal, state or local excise taxes and any tax based upon or measured by said Gross Revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately,

      (e) provider discounts for hospital or other medical facility utilization contracts, and


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      (f) the cost of any federal, state or local governmental program imposed specially to provide or finance indigent patient care.

To the extent that the Leased Property is subleased by Lessee, Gross Revenues shall be calculated for all purposes of this Lease by including the Gross Revenues of such sublessee with respect to the subleased property, i.e., the Gross Revenues generated from the operations conducted on such subleased portion of the Leased Property shall be included directly in the Gross Revenues for the purpose of determining percentage rent payable under this Lease and the rent received or receivable by Lessee from or under such subleases shall be excluded from Gross Revenues for such purpose.

      Guarantor: Cardinal Group Corporation, a Kentucky corporation.

      Guaranty: That certain Guaranty Agreement to be dated on or about _____________, 1993 executed and delivered by Guarantor to Lessor, pursuant to the terms of which Guarantor has unconditionally and irrevocably guaranteed the full, faithful and complete performance of each of Lessee's obligations under this Lease and each of the obligations of Lessee, Guarantor or any Affiliate of Lessee or Guarantor to Lessor.

      Impositions: Collectively, all taxes (including, without limitation, all capital stock and franchise taxes of Lessor, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of any character in respect of the Leased Property and/or the Rent (including all interest and penalties thereon due to any failure in payment by Lessee), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Lessor or Lessor's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, nothing contained in this Lease shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock, financial institutions or other tax) imposed on Lessor, or (2) any transfer or net revenue tax of Lessor, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any portion of the Leased Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Lease, any principal or interest on any Encumbrance on the Leased Property, except to the extent that any tax, assessment, tax levy or charge which Lessee is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.


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      Insurance Requirements. All terms of any insurance policy required by this
Lease and all requirements of the issuer of any such policy.

      Land: As defined in Article I.

      Lease: As defined in the Preamble.

      Lease Assignment: That certain Assignment of Rents and Leases to be dated on or about _________________, 1993 executed by Lessee to Lessor, pursuant to the terms of which Lessee has assigned to Lessor each of the Tenant Leases and Credit Enhancements, if any, as security for the obligations of Lessee under this Lease, the obligations of Guarantor under the Guaranty, and any other obligations of Lessee, Guarantor or any Affiliate of Lessee or Guarantor to Lessor.

      Lease Year: A twelve (12) month period commencing on the Commencement Date or on each anniversary date thereof, as the case may be.

      Leased Improvements; Leased Property: Each as defined in Article I.

      Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (a) require repairs, modification, or alterations in or to the Leased Property, or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

      Lending Institution: Any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, employees' welfare, pension or retirement fund or system, corporate profit-sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, having a net worth of at least $50,000,000.

      Lessee: Cardinal Development Co., Inc., a Kentucky corporation, and its successors and permitted assigns.

      Lessee's Personal Property: All machinery, equipment, furniture, furnishings, movable walls or partitions, computers, trade fixtures or other personal property, and consumable inventory and supplies, used or useful in Lessee's business on the Leased Property, including without limitation, all items of furniture, furnishings, equipment, supplies and inventory, and Lessee's accounts receivable and operating licenses except items, if any, included within the definition of Fixtures.

      Lessor: Healthcare Realty Trust, a Maryland corporation, and its successors and assigns.


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      Letter of Credit: An unconditional, annually renewable, irrevocable standby letter of credit in form and content acceptable to Lessor, in the amount of $321,562, issued on account of Lessee to Lessor by a financial institution satisfactory to Lessor and dated as of the Commencement Date.

      Minimum Repurchase Price: The equity in the Leased Property at the time of acquisition of the Leased Property by Lessor (i.e., the Fair Market Value of the Leased Property at the time of such acquisition plus the unpaid principal balance, at the time of repurchase of the Leased Property by Lessee, of all Encumbrances against the Leased Property permitted in Article XXXVIII hereof, less all excess proceeds received by Lessor from any refinancing of the Leased Property permitted in Article XXXVIII hereof (net of any costs and expenses incurred in connection with such refinancing, including without limitation, loan points, commitment fees and commissions) and the net amount (after deduction of all reasonable legal fees and other costs and expenses, including without limitation, expert witness fees, incurred by Lessor in connection with obtaining any such award) of all Awards received by Lessor from Condemnation of the Leased Property.

      Officer's Certificate: A certificate of Lessee signed by the Chairman of the Board of Directors, the President, any Vice President or the Treasurer of Lessee or another officer authorized to so sign by the Board of Directors or By-Laws of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any of the persons holding the foregoing offices.

      Overdue Rate: On any date, a rate per annum equal to Six Percent (6%) above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

      Payment Date: Any due date for the payment of the installments of Base Rent, Additional Rent or any other sums payable under this Lease.

      Primary Intended Use: As defined in Section 7.2(b).

      Prime Rate: The annual rate announced by First National Bank of Boston to be its prime rate for 90-day unsecured loans to its United States corporate borrowers of the highest credit standing, as in effect from time to time.

      Purchase and Sale Agreement: The agreement dated on or about January 25, 1993, among Lessee (or an Affiliate) and Lessor, relating to the acquisition by Lessor from Lessee (or an Affiliate) of the Leased property and the leasing of such property by Lessor to Lessee.

      Rent: Collectively, the Base Rent, the Additional Rent and the Additional Charges.

      Security Agreement: That certain Security Agreement to be dated on or about _______________, 1993 executed by Lessee to Lessor, pursuant to the terms of which Lessee has granted to Lessor a first lien and security interest in and to all of Lessee's Personal Property, including but not limited to, fixed and movable equipment, including replacements and substitutions, as security for the obligations of Lessee under this Lease, the obligations of Guarantor under the


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Guaranty and any and all other obligations of Lessee, Guarantor or any Affiliate of Lessee or Guarantor to Lessor.

      Substitution Date: As defined in Section 21.1.

      Substitute Properties: As defined in Section 21.1.

      Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

      Tenant: The lessees or tenants under the Tenant Leases, if any.

      Tenant Leases: All leases, subleases and other rental agreements (written or verbal, now or hereafter in effect), if any, that grant a possessory interest in and to any space in the Leased Property, or that otherwise have rights with regard to the Leased Property, and all Credit Enchantments, if any, held in connection therewith.

      Term: The Fixed Term unless earlier terminated pursuant to the provisions hereof.

      Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto, or Guarantor, to perform any obligations of such party, under this Lease or any guaranty of this Lease, including any obligation to provide financing undertaken by Lessor pursuant to Article X below.

      Unsuitable for Its Primary Intended Use: As used anywhere in this Lease, the term "Unsuitable for Its Primary Intended Use" shall mean that, by reason of damage or destruction, or a partial Taking by Condemnation, in the good faith judgment of Lessee, reasonably exercised, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of usable beds affected by such damage or destruction or partial Taking.

                                   ARTICLE III

                                      RENT

      3.1 Base Rent and Additional Rent. Lessee shall pay to Lessor without notice, demand, set off or counterclaim in advance, in lawful money of the United States of America, at Lessor's address set forth herein or at such other place or to such other person, firms or corporations as Lessor from time to time may designate in writing, Base Rent (as defined below) and Additional Rent (as defined below) during the Term, as follows:

      (a) Base Rent: The annual sum of Four Hundred Twenty-eight Thousand, Seven Hundred Fifty Dollars ($428,750.00) payable in advance in equal, consecutive monthly installments of Thirty-Five Thousand Seven Hundred Twenty-Nine and 16/100 Dollars ($35,729.16) on the first day of each calendar month of the Term, commencing , 1993 (prorated as to any partial month), subject to adjustment as provided in Sections 10.3(b)(iv), and 21.1 below; and

      (b) Additional Rent: An amount per Fiscal year (prorated for a partial year) in addition to the Base Rent equal to the prior year's Additional Rent plus the greater of (i) eight and one-half percent (8.5%) of the increase in Gross Revenues over the prior year's Gross Revenues or (ii) the increase in the Consumer Price Index for all Urban Consumers for the applicable region within which the Facility is located over the preceding year multiplied by the prior year's total rent (Base Rent plus Additional Rent). Additional Rent shall be payable quarterly during the Term for the period ending March 31, June 30, September 30 and December 31 and there shall be an annual reconciliation of the Additional Rent as provided in Section 3.2 below. However, in no event will Additional Rent exceed three percent (3%) of the prior year total rent.

      3.2 Quarterly Calculation and Payment of Additional Rent; Annual Reconciliation

      (a) Lessee shall calculate and pay Additional Rent quarterly, computed on a pro rata basis, for the applicable portion of the entire Fiscal Year, on a cumulative basis, up to the end of the fiscal quarter then most recently ended, less the Additional Rent paid for any preceding fiscal quarters within the then current Fiscal Year. Lessee shall calculate the amount of Gross Revenues, as of the end of each fiscal quarter, and shall deliver to lessor within fifteen (15) days after the end of such quarter, an Officer's Certificate setting forth the amount of Gross Revenues for such fiscal quarter. Lessor shall then determine and notify Lessee, for that fiscal quarter, the amount of Additional Rent which is due. Within fifteen (15) days after receipt of such notification from Lessor, Lessee shall pay the Additional Rent for the fiscal quarter to Lessor.

      (b) In addition, on or before March 31 of each year, commencing with March 31, 1994, Lessee shall deliver to Lessor an audited or other professionally prepared Officer's Certificate reasonably acceptable to Lessor and certified by an authorized officer of Lessee, setting forth the Gross Revenues for the Fiscal Year ended on the immediately preceding December 31. Lessor shall then determine and notify Lessee the amount of Additional Rent payable by Lessee for such Fiscal Year. The first annual reconciliation and adjustment of Additional Rent shall be made as of December 31, 1993.

      (c) If the Additional Rent as finally determined for any Fiscal year, exceeds the sum of the quarterly payments of Additional Rent previously paid by Lessee with respect to said Fiscal Year, Lessee shall, within fifteen (15) days after receipt of Lessor's notice thereof, pay such deficit to Lessor.

      (d) If the Additional Rent for any Fiscal Year is less than the amount previously paid with respect thereto by Lessee, Lessee shall notify Lessor either (i) to pay to Lessee an amount equal to such difference, or (ii) to grant Lessee a credit against Additional Rent next coming due in the amount of such difference.

      (e) The obligation to pay Additional Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation, taking into account, among other relevant adjustments, any contractual allowances which related to Gross Revenues accrued prior to such termination date but which have been determined to be not payable after such termination date, and Lessee's good faith best estimate of the amount of any unresolved contractual allowances, shall be made not later than two (2) years after said expiration or termination date. Lessee shall advise Lessor within sixty (60) days after such expiration or termination date of Lessee's best estimate at the time of the approximate amount of such adjustments, which estimate shall not be binding on Lessee or have any legal effect whatsoever.

      3.3 Confirmation of Gross Revenues. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in accordance with generally accepted accounting principles which will accurately record all Gross Revenues and Lessee shall retain, for at least three (3) years after the expiration of each Fiscal Year (and in any event until the final reconciliation described in Section 3.2 above has been made), reasonably adequate records conforming to such accounting system showing all Gross Revenues for such Fiscal Year. Lessor, at its own expense except as provided hereinbelow, shall have the right from time to time to have its accountants or representatives audit the information set forth in the Officer's Certificate referred to in Section 3.2 and in connection with such audits to examine Lessee's records with respect thereto (including supporting data and sales tax returns), subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations, including without limitation, any duly enacted "Patients' Bill of Rights" or similar legislation, including such limitations as may be necessary to preserve the confidentiality of the Facility-patient relationship and the physician- patient privilege. If any such audit discloses a deficiency in the reporting of Gross Revenues. Lessee shall forthwith pay to Lessor the amount of the deficiency in Additional Rent which would have been payable by it had such deficiency in reporting Gross Revenues not occurred, as finally agreed or determined, together with interest on the Additional Rent which should have been payable by it, at the Overdue Rate, from the date when said payment should have been made, by Lessee to the date of payment thereof; provided, however, that as to any audit that is commenced more than two (2) years after the date Gross Revenues for any Fiscal Year are reported by Lessee to Lessor, the deficiency, if any, with respect to Additional Rent shall bear interest as permitted herein only from the date such determination of deficiency is made, unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee. If any such audit discloses that the Gross Revenues actually received by Lessee for any Fiscal Year exceed those reported by Lessee by more than 10%, Lessee shall pay the cost of such audit and examination. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used in any litigation or arbitration proceedings between the parties and except, further, that Lessor may disclose such information to prospective lenders, subject in each case to appropriate confidentiality safeguards. The obligations of Lessor and Lessee contained in this Section shall survive the expiration or earlier termination of this Lease.

      3.4 Additional Charges. In addition to the Base Rent and Additional Rent,
(a) Lessee will also pay and discharge as and when due and payable all other amount, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) above, Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute or otherwise, in the case of non-payment of the Additional Charges, as well as the Base Rent or Additional Rent. If any installment of Base Rent, Additional Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Lessor) shall not be paid within five (5) Business Days after its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is less) on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

      3.5 Net Lease. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, and the payments of Additional Rent and Additional Charges throughout the Term, all as more fully set forth in Article V, but subject to any other provisions of this Lease which expressly provide for adjustment of Rent or other charges.

      3.6 Letter of Credit. Lessee shall deposit the Letter of Credit with Lessor upon the date of execution and delivery of this Lease by Lessee to Lessor. Lessee shall renew and cause a new Letter of Credit to be delivered to Lessor on or before thirty (30) days prior to the date of expiration of the Letter of Credit which is then on deposit with Lessor. If Lessee fails to timely deliver a renewal Letter of Credit to Lessor, Lessor shall be entitled to draw down the entire amount of the Letter of Credit. The Letter of Credit shall be held by Lessor as security for the performance by Lessee of Lessee's covenants and obligations under the Lease. The Letter of Credit shall not be considered an advance payment of rental or a measure of Lessor's damages in case of default by Lessee. Lessor may, from time to time, without prejudice to any other remedy, draw down upon the Letter of Credit and use the proceeds thereof to make good any arrearages of rent, to satisfy any other covenant or obligation of Lessee hereunder or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of any default by Lessee. Following any such draw against the Letter of Credit, Lessee shall deliver to Lessor on demand a new letter of credit in the amount of the original Letter of Credit or a supplemental letter of credit in an amount sufficient to restore the aggregate letters of credit held by Lessor to the amount of the original Letter of Credit. If Lessee is not in default at the termination of the Lease, and has complied with all of the provisions of this Lease to be performed by Lessee, including surrender of the Leased Property in accordance with the provisions hereof, the Letter of Credit shall be returned by Lessor to Lessee, subject to any draws which have previously been made by Lessor against the Letter of Credit. Lessee will not assign or encumber Lessee's interest in the Letter of Credit, and neither Lessor nor Lessor's successors or assigns will be bound by any such attempted assignment or encumbrance of the Letter of Credit.

                                   ARTICLE IV

                                   IMPOSITIONS

      4.1 Payment of Impositions. Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and Lessee will promptly, upon request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it may legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessee will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest. Lessee may, upon giving notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

      4.2 Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof shall survive such termination.

      4.3 Utility Charges. Lessee will contract for, in its own name, and will pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased property during the Term.

      4.4 Insurance Premiums. Lessee will contract for in its own name and will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term.

                                    ARTICLE V

                                 NO TERMINATION

      Lessee shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of
(a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof,
(b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                                   ARTICLE VI

               OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY

      6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

      6.2 Lessee's Personal Property. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Lessee's Personal Property, and Lessee may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term. Lessee shall provide and maintain during the entire Term all such Lessee's Personal Property as shall be necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. All of Lessee's Personal Property not removed by Lessee within seven (7) days following the expiration or earlier termination of this Lease shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof to Lessee, without any payment to Lessee and without any obligation to Lessee to account therefor. Lessee will, at its expense, restore the Leased Property at the expiration or earlier termination of this Lease to the condition required by Section 9.1(d), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor.

                                   ARTICLE VII

                      CONDITION AND USE OF LEASED PROPERTY

      7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined and otherwise has acquired knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purpose hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, SUITABILITY, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT.

      7.2 Use of the Leased Property.

      (a) Lessee covenants that it will obtain and maintain all approvals needed to use and operate the Leased Property and the Facility for the Primary Intended Use, as defined below, under applicable local, state and federal law, including but not limited to licensure requirements and Medicare and/or Medicaid certification.

      (b) After the Commencement Date and during the entire Term, Lessee shall use or cause to be used the Leased Property and the improvements thereon as a long term nursing facility and for such other uses as may be necessary in connection with or incidental to such use (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. No use shall be made or permitted to be made of the Leased Property and no acts shall be done which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Lessee sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, any other insurance policies required to be carried hereunder, or fire underwriters regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property or other improvements of any insurance board, association, organization or company necessary for the maintenance of the insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

      (c) Lessee covenants and agrees that during the Term it will use its best efforts to operate continuously the Leased Property as a provider of health care services in accordance with its Primary Intended Use and to maintain its certifications for reimbursement and licensure and its accreditation, if compliance with accreditation standards is required to maintain the operations of the Facility and if a failure to comply would adversely affect operations of the Facility.

      (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

      (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition whether or not financed by Lessor, or Lessee's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

      7.3 Lessor to Grant Easements. Lessor will, from time to time so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense, but subject to the approval of Lessor (a) grant easements and other rights in the nature of easements, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the

Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property, and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating (and such other information as Lessor may reasonably require confirming) that such grant, release, dedication, transfer, petition or amendment is required for and not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not reduce its value.

                                  ARTICLE VIII

                        LEGAL AND INSURANCE REQUIREMENTS

      8.1 Compliance with Legal and Insurance Requirements. Subject to Article XII relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural change in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property, and (b) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof, including without limitation, any Capital Additions.

      8.2 Legal Requirement Covenants. Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose. Lessee shall acquire and maintain all licenses, certificates, permits, provider agreements and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use and any other use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all applicable local, state and federal laws, ordinances, rules and regulations.

                                   ARTICLE IX

                              REPAIRS; RESTRICTIONS

      9.1 Maintenance and Repair.

      (a) Lessee, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Lessee's Personal Property) in good order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements, the age of the Leased Property or any portion thereof) and, except as otherwise provided in Articles XIV and XV, with reasonable promptness, will make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for the Primary Intended Use.

      (b) Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease, or to maintain the Leased Property in any way.

      (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property or any portion thereof.

      (d) Unless Lessor shall convey any of the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee will, upon the expiration or prior termination of this Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligations of Lessee to maintain the Leased Property in good order and repair during the entire Term of the Lease), damage caused by the gross negligence or willful acts of Lessor and damage or destruction described in Article XIV or resulting from a Taking described in
Article XV which Lessee is not required by the terms of this Lease to repair or restore.

      9.2 Encroachments; Restrictions. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any federal, state or local law, lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessor in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Facility for the Primary Intended Use substantially in the manner and to the extent the Facility was operated prior to the assertion of such violation or encroachment. Any such alteration shall be made in conformity with the applicable requirements of
Article X. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Lessee shall be entitled to a credit for any sums recovered by Lessor under any such policy of title or other insurance.

                                    ARTICLE X

                                CAPITAL ADDITIONS

      10.1 Construction of Capital Additions to the Leased Property.

      (a) If no Event of Default shall have occurred or be continuing, Lessee shall have the right, upon and subject to the terms and conditions set forth below, to construct or install Capital Additions on the Leased Property without the prior written consent of Lessor, provided, however, that Lessee shall not be permitted to create any Encumbrance on the Leased Property, as defined in
Article XXXVIII, in connection with such Capital Addition. Prior to commencing construction of any Capital Addition, Lessee shall submit to Lessor in writing a proposal setting forth in reasonable detail any proposed Capital Addition and shall provide to Lessor such plans and specifications, permits, licenses, contracts and other information concerning the proposed Capital Addition as Lessor may reasonably request. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition, the use or use to which it will be put and a good faith estimate of the change, if any, in the Gross Revenues that Lessee anticipates will result from the construction of such Capital Addition to the Leased Property.

      (b) Prior to commencing construction of any Capital Addition, Lessee shall first request Lessor to provide funds to pay for such Capital Addition in accordance with the provisions of Section 10.3. If Lessor declines or is unable to provide such financing on terms acceptable to Lessee, the provisions of
Section 10.2 shall apply. Notwithstanding any other provision of this Article X to the contrary, no Capital Additions made by Lessee, would exceed twenty-five percent (25%) of the then Fair Market Value of the Leased Property or would diminish the value of the Leased Property. Furthermore, no Capital Addition shall be made which would tie in or connect any Leased Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the Land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Lessee shall have obtained the prior written approval of Lessor, which approval in Lessor's sole discretion may be granted or withheld. All proposed Capital Additions shall be architecturally integrated and consistent with the Leased Property.

      10.2 Capital Additions Financed by Lessee. If Lessee provides or arranges to finance any Capital Addition, this Lease shall be and hereby is amended to provide as follows:

      (a) Upon completion of any Capital Addition, Gross Revenues attributable to any and all Capital Additions paid for by the Lessee shall be excluded from the Gross Revenues of the Leased Property for purposes of calculating Additional Rent. The Gross Revenues attributable to such Capital Addition and all other Capital Additions, if any, financed or paid for by Lessee, shall be deemed to be an amount which bears the same proportion to the total Gross Revenues from the entire Leased Property (including all Capital Additions) as the then Fair Market Added Value of all said Capital Additions paid for by Lessee during the Term bears to the then Fair Market Value to the entire Leased Property (including all Capital Additions) immediately after completion of said Capital Addition. The above-referenced proportion of the Fair Market Added Value of Capital Additions paid for by the Lessee to the Fair Market Value of the entire Leased Property expressed as a percentage is referred to herein as the "Added Value Additional". The Added Value Additional determined as provided above for each Capital Addition financed or paid for by Lessee shall remain in effect until any subsequent Capital Addition.

      (b) There shall be no adjustment in the Base Rent by reason of any such Capital Addition.

      (c) Upon the expiration or earlier termination of this Lease, except by reason of the default by Lessee hereunder Lessor shall compensate Lessee for all Capital Additions paid for or financed by Lessee in any of the following ways, determined in the sole discretion of Lessor:

            (i) By purchasing all Capital Additions paid for by Lessee from Lessee for cash in the amount of the Fair Market Added Value of all such Capital Additions paid for or financed by Lessee; or

            (ii) By purchasing such Capital Additions from Lessee by delivering to Lessee Lessor's purchase money promissory note in the amount of said Fair Market Added Value, due and payable not later than eighteen (18) months after the date of expiration or other termination of this Lease, bearing interest at the test rate applicable under Section 1272 of the Code or any successor section thereto ("Test Rate") or, if no such Test Rate exists, at the Prime Rate, which interest shall be payable monthly, and which note shall be secured by a mortgage on the Leased Property, subject to all mortgages and encumbrances on the Leased Property at the time of such purchase; or

            (iii) By Lessor assigning to Lessee under appropriate written instruments the right to receive an amount equal to the Added Value Additional (determined as of the expiration or earlier termination of this Lease) of all rent and other consideration receivable by Lessor under any re-letting or other disposition of the Leased Property and all costs and expenses of operating and maintaining the Leased Property during any such new lease which are not borne by the Tenant thereunder, with the provisions of this Section 10.2 to remain in effect until the sale or other final disposition of the Leased Property; or

            (iv) Such other arrangement regarding such compensation as shall be mutually acceptable to Lessor and Lessee.

      (d) Lessor and Lessee agree that Lessee's construction lender shall have the right to secure its loan by a mortgage upon the Leased Property provided such mortgage (i) shall not exceed the cost of the Capital Additions, (ii) shall be subordinate to Lessor's acquisition cost of the Leased Property, (iii) shall be subordinate to any mortgage or encumbrance now existing or hereinafter created, and (iv) shall be limited solely to Lessor's interest in the Leased Property.

      10.3  Capital Additions Financed by Lessor.

      (a) Lessee shall request that Lessor provide or arrange financing for a Capital Addition by providing to Lessor such information about the Capital Addition as Lessor may request (a "Request"), including without limitation, all information referred to in Section 10.1 above. Lessor may, but shall be under no obligation to, obtain the funds necessary to meet the Request. Within thirty
(30) days of receipt of a Request, Lessor shall notify Lessee as to whether it will finance the proposed Capital Addition and, if so, the terms and conditions upon which it would do so, including the terms of any amendment to this Lease. In no event shall the portion of the projected Capital Addition Cost comprised of land, if any, materials, labor charges and fixtures be less than ninety percent (90%) of the total amount of such cost. Lessee may withdraw its Request by notice to Lessor at any time before or after receipt of Lessor's terms and conditions.

      (b) If Lessor agrees to finance the proposed Capital Addition, Lessee shall provide Lessor with the following prior to any advance of funds:

            (i) all customary or other required loan documentation;

            (ii) any information, certificates, licenses, permits or documents requested by either Lessor or any lender with whom Lessor has agreed or may agree to provide financing which are necessary to confirm that Lessee will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals.

            (iii) an Officer's Certificate and, if requested, a certificate from Lessee's architect, setting forth in reasonable detail the projected (or actual, if available) cost of the proposed Capital Addition;

            (iv) an amendment to this Lease, duly executed and acknowledged, in form and substance satisfactory to Lessor (the "Lease Amendment"), and containing such provisions as may be necessary or appropriate, including without limitation, any appropriate changes in the legal description of the Land, the Minimum Repurchase Price and the Rent, which shall be increased in an amount at least equal to the principal and interest on the debt incurred by Lessor to finance the Capital Addition;

            (v) a deed conveying title to Lessor to any land acquired for the purpose of constructing the Capital Addition, free and clear of any liens or encumbrances except those approved by Lessor and, both prior to and following completion of the Capital Addition, an as-built survey thereof satisfactory to Lessor;

            (vi) endorsements to any outstanding policy of title insurance covering the Leased Property or a supplemental policy of title insurance covering the Leased Property satisfactory in form and substance to Lessor
      (A) updating the same without any additional exceptions except as may be permitted by Lessor; and (B) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition (except to the extent covered by the owner's policy of the title insurance referred to in subparagraph (vii) below);

            (vii) if required by Lessor, (A) an owner's policy of title insurance insuring fee simple title to any land conveyed to Lessor pursuant to subparagraph (v), free and clear of all liens and encumbrances except those approved by Lessor and (B) a lender's policy of title insurance satisfactory in form and substance to Lessor and the Lending Institution advancing any portion of the Capital Addition Cost;

            (viii) If required by Lessor, upon completion of the Capital Addition, an M.A.I. appraisal of the Leased Property indicating that the value of the Leased Property upon completion of the Capital Addition exceeds the Fair Market Value of the Leased Property prior thereto by an amount not less than ninety-five percent (95%) of the Capital Addition Cost; and

            (ix) such other certificates (including, but not limited to, endorsements increasing the insurance coverage, if any, at the time required by Section 13.1), documents, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the Board of Directors of Lessee authorizing the execution and delivery of the Lease Amendment and any other instruments as may be reasonably required by Lessor and any Lending Institution advancing or reimbursing Lessee for any portion of the Capital Addition Cost.

      (c) Upon making a Request to finance a Capital Addition, whether or not such financing is actually consummated, Lessee shall pay or agree to pay, upon demand, all reasonable costs and expenses of Lessor and any Lending Institution which has committed to finance such Capital Addition which have been paid or incurred by them in connection with the financing of the Capital Addition, including, but not limited to, (i) the fees and expenses of their respective counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, if any,
(v) title insurance charges, appraisal fees, if any, rating agency fees, if any, and (vi) commitment fees, if any.

      10.4 Remodeling and Non-Capital Additions. Lessee shall have the right and obligation to make additions, modifications or improvements to the Leased Property which are not Capital Additions from time to time as it, in its discretion, may deem to be desirable for its uses and purposes and to permit the Lessee to comply fully with its obligations set forth in this Lease, provided that such action will be undertaken expeditiously, in a workmanlike manner and will not significantly alter the character or purpose or detract from the value or operating efficiency of the Leased Property and will not significantly impair the revenue producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. The cost of non-Capital Additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and, upon expiration or earlier termination of this Lease, shall pass to and become the property of Lessor.

      10.5 Salvage. All materials which are scrapped or removed in connection with the making of either Capital Additions permitted by Section 10.1 or repairs required by Article IX shall be or become the property of Lessor.

                                   ARTICLE XI

                                      LIENS

      Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, set forth in Exhibit B, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor which consent shall not be unreasonably withheld, or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes of Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by
Article XXIV, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provision as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVIII of this Lease.

                                   ARTICLE XII

                               PERMITTED CONTESTS

      Lessee, on its own or on Lessor's behalf (or in Lessor's name), but at Lessee's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article XI, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property, (b) neither the Leased

Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal Requirement, Lessor would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000), then, in any such event, (i) provided the Consolidated Net Worth of Lessee and/or Guarantor is then in excess of Fifty Million Dollars ($50,000,000), Lessee shall deliver to Lessor an Officer's Certificate to the effect set forth in clauses
(a), (b) and (c), to the extent applicable, or (ii) in the event the Consolidated Net Work of Lessee and/or Guarantor is not then in excess of Fifty Million Dollars ($50,000,000), then Lessee shall deliver to Lessor and its counsel an opinion of lessee's counsel to the effect set forth in clauses (a),
(b) and (c), to the extent applicable, (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be demanded by Lessor to insure ultimate payment of the same and prevent any sale or forfeiture of the affected portion of the Leased Property or the Rent by reason of such non-payment or non-compliance; provided, however, the provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Lessee to Lessor hereunder, (f) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained, and (g) if such contest be finally resolved against Lessor or Lessee, Lessee shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein. Lessee shall indemnify and save Lessor harmless against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

                                  ARTICLE XIII

                                    INSURANCE

      13.1 General Insurance Requirements. During the Term of this Lease, Lessee shall at all times keep the Leased Property, and all property located in or on the Leased Property, including Lessee's Personal Property, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the state in which the Leased Property is located. The policies must name Lessor as an additional insured and losses shall be payable to Lessor and/or Lessee as provided in
Article XIV. In addition, the policies shall name as an additional insured the holder ("Facility Mortgagee") of any mortgage, deed of trust or other security agreement securing any Encumbrance placed on the Leased Property in accordance with the provisions of Article XXXVIII ("Facility Mortgage"), if any, by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Lessor and each affected Facility Mortgagee. Evidence of insurance shall be deposited with Lessor and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to such Facility Mortgagee or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. The policies on the Leased Property, including the Leased Improvements, the Fixtures and Lessee's Personal Property, shall insure against the following risks:

      (a) Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known all "All Risk" and all physical loss perils, including but not limited, to sprinkler leakage in an amount not less than one hundred percent (100%) of the then Full Replacement Cost thereof (as defined below in Section 13.2) with a replacement cost endorsement sufficient to prevent Lessee from becoming a co-insurer together with an agreed value endorsement;

      (b) Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in such limits with respect to any one accident as may be reasonably requested by Lessor from time to time;

      (c) Loss of rental under a rental value insurance policy covering risk of loss during the first twelve (12) months of reconstruction necessitated by the occurrence of any of the hazards described in Sections 13.1(a) or 13.1(b), in an amount sufficient to prevent Lessor from becoming a co-insurer;

      (d) Claims for personal injury or property damage under a policy of comprehensive general public liability insurance including but not limited to insurance against assumed or contractual liability including any indemnities under this Lease with amounts not less than Five Million Dollars ($5,000,000) per occurrence in respect of bodily injury and death and Ten Million Dollars ($10,000,000) for property damage;

      (e) Claims arising out of malpractice in an amount not less than Five Million Dollars ($5,000,000) for each person and Ten Million Dollars ($10,000,000) for each occurrence; and

      (f) Flood (when the Leased Property is located in whole or in part within a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area and if available from insurance companies authorized to do business in the state in which the Leased Property are located at rates which are economically practicable in relation to the risks covered.

      (g) If Lessee shall engage or cause to be engaged any contractor to perform work on the Leased Property, Lessee shall require such contractor to carry and maintain, at no expense to Lessor, non-deductible comprehensive general liability insurance, including but not limited to contractor's liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protection liability coverage in such amounts and with such companies as Lessor shall approve.

      13.2 Replacement Cost. The term "Full Replacement cost" as used herein, shall mean the actual replacement cost thereof from time to time, including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy. In the event either

Lessor or Lessee believes that the Full Replacement Cost has increased or decreased at any time during the Term, it shall have the right to have such Full Replacement Cost redetermined by the fire insurance company which is then providing the largest amount of fire insurance carried on the Leased Property, hereinafter referred to as the "impartial appraiser". The party desiring to have the Full Replacement Cost so redetermined shall forthwith, on receipt of such determination by such impartial appraiser, give written notice thereof to the other party hereto. The determination of such impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Article, as the case may be, to the amount so determined by the impartial appraiser.
Lessee shall pay the fee, if any, of the impartial appraiser.

      13.3 Additional Insurance. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be required from time to time by any Facility Mortgagee and shall further at all times maintain adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property, in accordance with the requirements of applicable local, state and federal law.

      13.4 Waiver of Subrogation. All insurance policies carried by either party covering the Leased Property, the Fixtures, the Facility and/or Lessee's Personal Property, including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such a waiver clause or endorsement so long as the same is obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

      13.5 Form of Insurance. All of the policies of insurance referred to in this Section shall be written in form satisfactory to Lessor and by insurance companies satisfactory to Lessor. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, at least fifteen (15) days prior to the expiration of the existing policy) and in the event of the failure of Lessee either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to enact such insurance and pay the premiums therefor, which premiums shall be repayable to Lessor upon written demand therefor, and failure to repay the same shall constitute an Event of Default within the meaning of
Section 16.1(c). Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor thirty (30) days' written notice before the policy or policies in question shall be altered, allowed to expire or canceled.

      13.6 Increase in Limits. In the event that Lessor shall at any time deem the limits of the personal injury, property damage or general public liability insurance then carried to be insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party selected by the parties. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by any of the Facility Mortgages.

      13.7 Blanket Policy. Notwithstanding anything to the contrary contained in this Section, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied.

      13.8 No Separate Insurance. Lessee shall not, on Lessee's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by, Lessee, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insureds and the loss is payable under said insurance in the same manner as losses are required to be payable under this Lease. Lessee shall immediately notify lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

                                   ARTICLE XIV

                                FIRE AND CASUALTY

      14.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Lessor and held by Lessor in trust (subject to the provisions of Section 14.7) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time to time for the reasonable cost of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds) shall be retained by Lessor free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Lessor except that any salvage relating to Capital Additions paid for by Lessee or to Lessee's Personal Property shall belong to Lessee.

      14.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

      (a) Except as provided in Section 14.7, if during the Term, the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article XIII and the Facility thereby is rendered Unsuitable for Its Primary Intended Use, Lessee shall have the option, by giving notice to Lessor within sixty (60) days following the date of such destruction, to (i) restore the Facility to substantially the same condition as existed immediately before the damage or destruction, or (ii) offer (A) to acquire the Leased Property from Lessor for a purchase price equal to the Fair Market Value Purchase Price of the Leased Property immediately prior to such damage or destruction or (B) to substitute a new property pursuant to and in accordance with the provisions of Article XXI. In the event Lessor does not accept Lessee's offer to so purchase or substitute for the Leased Property, within thirty (30) days after the date of such offer, Lessee may, by giving notice to Lessor within thirty (30) days after receipt of Lessor's notice, either withdraw its offer to purchase or substitute for the Leased Property and proceed to restore the Facility to substantially the same condition as existed immediately before the damage or destruction or, unless Lessor is excused or otherwise not required to accept such Substitute Property pursuant to the provisions of Article XXI below, terminate this Lease and, in the latter event, Lessor shall be entitled to retain the insurance proceeds, and Lessee shall pay to Lessor on demand, the amount of any deductible or uninsured loss arising in connection therewith.

      (b) Except as provided in Section 14.7, if during the Term, the Leased Improvements and/or the Fixtures are totally or partially destroyed from a risk covered by the insurance described from a risk covered by the insurance described in Article XIII, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease; provided, however, if Lessee cannot within a reasonable time obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as immediately prior to such damage or destruction, Lessee may either (i) offer pursuant to Article XXII to substitute a new property, substantially equivalent to the Leased Property immediately before such damage or destruction, or (ii) offer to purchase the Leased Property for a purchase price equal to the greater of the Minimum Repurchase Price or the Fair Market Value Purchase Price of the Leased Property immediately prior to such damage or destruction.

      (c) If the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance required under Article XIII, Lessee shall be obligated to contribute any excess amount needed to restore the Facility. Such amount shall be paid by Lessee to Lessor to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration.

      (d) In the event Lessor accepts Lessee's offer to purchase the Leased Property or to provide a Substitute Property, this Lease shall terminate upon payment of the purchase price or execution and delivery of all documents required in connection with a Substitute Property under Article XXI and Lessor shall remit to Lessee all insurance proceeds being held in trust by Lessor.

      14.3 Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. Except as provided in Section 14.7 below, if during the Term, the Facility is totally or materially destroyed from a risk (including earthquake) not covered by the insurance described in Article XIII, whether or not such damage or destruction shall not terminate this Lease, or (b) if all of the criteria for such substitution are satisfied, offer to substitute a new property substantially equivalent to the Leased Property immediately before such damage or destruction pursuant to the provisions of Article XXII. If such damage or destruction is not material, Lessee shall restore the Leased Property.

      14.4 Lessee's Property. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property or Capital Additions financed by Lessee shall be paid to Lessor and Lessor shall hold such insurance proceeds in trust to pay the cost of repairing or replacing the damage to Lessee's Personal Property or the Capital Additions financed by Lessee.

      14.5 Restoration of Lessee's Property. If Lessee is required or elects to restore the Facility as provided in Sections 14.2 or 14.3, Lessee shall also restore all alterations and improvements made by Lessee, Lessee's Personal Property and all Capital Additions paid for by Lessee.

      14.6 No Abatement of Rent. This Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during any period required for repair and restoration.

      14.7 Damage Near end of Term. Notwithstanding any provisions of Sections
14.2 or 14.3 to the contrary, if damage to or destruction of the Facility occurs during the last twenty-four (24) months of the Term, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of loss, either party shall have the right to terminate this Lease by giving notice to the other within thirty (30) days after the date of damage or destruction, in which event Lessor shall be entitled to retain the insurance proceeds and Lessee shall pay to Lessor on demand the amount of any deductible or uninsured loss arising in connection therewith; provided, however, that any such notice given by Lessor shall be void and of no force and effect if Lessee exercises an available option to extend the Term for one Extended Term within thirty (30) days following receipt of such termination notice.

      14.8 Termination of Right of First Refusal. Any termination of this Lease pursuant to this Article XIV shall cause any right of first refusal granted to Lessee under Section 35.1 of this Lease to be terminated and to be without further force or effect.

      14.9 Waiver. Lessee hereby waives any statutory or common law rights of termination which may arise by reason of any damage or destruction of the Facility.


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

                                   ARTICLE XV

                                  CONDEMNATION

      15.1  Definitions.

      (a) "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

      (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

      (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

      (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

      15.2 Parties Rights and Obligations. If during the Term there is any Taking of all or any part of the Leased Property or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article XV.

      15.3 Total Taking. It there is a Taking of all of the Leased Property by Condemnation, this Lease shall terminate on the Date of Taking.

      15.4 Partial Taking. If there is a Taking of a portion of the Leased Property by Condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable for Its Primary Intended Use. If, however, the Facility is thereby rendered Unsuitable for Its Primary Intended Use, Lessee shall have the right (a) to restore the Facility, at its own expense, to the extent possible, to substantially the same condition as existed immediately before the partial Taking, or (b) to offer (i) to acquire the Leased Property from Lessor for a purchase price equal to the Fair Market Value Purchase Price of the Leased Property immediately prior to such partial Taking, in which event this Lease shall terminate upon payment of the purchase price, or (ii) to substitute a new property pursuant to and in accordance with the provisions of
Article XXI. Lessee shall exercise its option by giving Lessor notice thereof within sixty (60) days after Lessee receives notice of the Taking. In the event Lessor does not accept Lessee's offer to so purchase or substitute for the Leased Property within thirty (30) days after receipt of the notice described in the preceding sentence, Lessee may either (a) withdraw its offer to purchase or substitute for the Leased Property and proceed to restore the Facility, to the extent possible, to substantially the same condition as existed immediately before the partial Taking or (b) terminate this Lease by written notice to Lessor.

      15.5 Restoration. If there is a partial Taking of the Leased Property and the Lease remains in full force and effect pursuant to Section 15.4, Lessee shall accomplish all necessary restoration.

      15.6 Award Distribution. In the event Lessor accepts Lessee's offer to purchase the Leased Property, or to substitute a new property for the Leased Property, as described in clause (b) of Section 15.4, the entire Award shall belong to Lessee and Lessor agrees to assign to Lessee all of its rights thereto. In any other event, the entire Award shall belong to and be paid to Lessor, except that, if this Lease is terminated, and subject to the rights of the Facility Mortgagee, Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, the following:

      (a) A sum attributable to the Capital Additions for which Lessee would be entitled to reimbursement at the end of the Term pursuant to the provisions of
Section 10.2(c) and the value, if any, of the leasehold interest of Lessee under this Lease; and

      (b) A sum attributable to Lessee's Personal Property and any reasonable removal and relocation costs included in the Award.

If Lessee is required or elects to restore the Facility, Lessor agrees that, subject to the rights of the Facility Mortgagees, its portion of the Award shall be used for such restoration and it shall hold such portion of the Award in trust, for application to the cost of the restoration.

      15.7 Temporary Taking. The Taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a Taking by Condemnation only when the use and occupancy by the Taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Lease shall remain in full force and effect except that the Base Rent and the Additional Rent shall not be abated or reduced during such period of Taking.

                                   ARTICLE XVI

                                     DEFAULT

      16.1 Events of Default. The occurrence of any one or more of the following events (individually, an "Event of Default") shall constitute Events of Default hereunder:

      (a) a default or event of default shall occur under any other lease between Lessor and Lessee or Guarantor, or any Affiliate of Lessee or Guarantor, or

      (b) if Lessee shall fail to make a payment of the Rent payable by Lessee under this Lease when the same becomes due and payable and such failure is not cured by Lessee or Guarantor within a period of twenty (20) days after receipt by Lessee of notice thereof from Lessor, or

      (c) if Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee or Guarantor within a period of thirty (30) days after receipt by Lessee of notice thereof from Lessor, unless such failure cannot with due diligence by cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessee or Guarantor proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within sixty (60) days after receipt by Lessee of Lessor's notice of default, or

      (d) if Lessee or Guarantor shall:

            (i) admit in writing its inability to pay its debts generally as they become due,

            (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

            (iii) make an assignment for the benefit of its creditors,

            (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

            (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or

      (e) if the Lessee or Guarantor shall, after a petition in bankruptcy is filed against it, be adjudicated a bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee or Guarantor, as the case may be, a receiver of Lessee or Guarantor or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Lessee or Guarantor under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof, or

      (f) if Lessee or Guarantor shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Lessee or Guarantor into, or a sale of substantially all of Lessee's or Guarantor's assets to, another corporation, provided that if the survivor of such merger or the purchaser of such assets shall assume all of Lessee's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Lessor, accompanied by an opinion of counsel, reasonably satisfactory to Lessor and addressed to Lessor stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors' rights exceptions), and provided, further, that if, immediately after giving effect to any such merger, consolidation or sale, Lessee or such other corporation (if not the Lessee) surviving the same, together with Guarantor, shall have a Consolidated Net Worth not less than the Consolidated Net Worth of Guarantor immediately prior to such merger, consolidation or sale, all as to be set forth in an Officer's Certificate delivered to Lessor within thirty (30) days of such merger, consolidation or sale, an Event of Default shall not be deemed to have occurred, or

      (g) if the estate or interest of Lessee in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Lessee of notice thereof from Lessor (unless Lessee shall be contesting such lien or attachment in good faith in accordance with Article XII hereof), or

      (h) if, except as a result of damage, destruction or a partial or complete Condemnation, Lessee voluntarily ceases operations on the Leased Property for a period in excess of ninety (90) days, or

      (i) if any of the representations or warranties (except for representations and warranties relating to matters of title) made by Lessee in the Purchase and Sale Agreement or in the certificates delivered in connection therewith are or become untrue in any material respect, and which is not cured within twenty (20) days after receipt by Lessee of notice from Lessor thereof, or

      (j) a default shall occur under the Guaranty executed by Guarantor concurrently herewith, or

      (k) a default or event of default shall occur under the Lease Assignment, Security Agreement or any other agreement between Lessor and Lessee or Guarantor or any Affiliate of Lessee or Guarantor.

If an event of Default shall have occurred, Lessor shall have the right at its election, then or at any time thereafter, to pursue any one or more of the following remedies, in addition to any remedies which may be permitted by law or by other provisions of this Lease, without notice or demand, except as hereinafter provided:

            A. Without any notice or demand whatsoever, Lessor may take any one or more of the actions permissible at law to insure performance by Lessee of Lessee's covenants and obligations under this Lease. In this regard, it is agreed that if Lessee deserts or vacates the Leased Property, Lessor may enter upon and take possession of such Leased Property in order to protect it from deterioration and continue to demand from Lessee the monthly rentals and other charges provided in this Lease, without any obligation to relet; but that if Lessor does, at its sole discretion, elect to relet the Leased Property, such action by Lessor shall not be deemed as an acceptance of Lessee's surrender of the Leased Property unless Lessor expressly notifies Lessee of such acceptance in writing pursuant to subsection B of this Section 16.1., Lessee hereby acknowledging that Lessor shall otherwise be reletting as Lessee's agent and Lessee furthermore hereby agreeing to pay to Lessor on demand any deficiency that may arise between the monthly rentals and other charges provided in this Lease and that actually collected by Lessor. It is further agreed in this regard that in the event of any default described in this Section 16.1., Lessor shall have the right to enter upon the Leased Property by force, if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to the Lessee from such action.

            B. Lessor may terminate this Lease by written notice to Lessee, in which event Lessee shall immediately surrender the Leased Property to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which Lessor may have for possession or arrearages in rent (including any interest which may have accrued pursuant to Section 3.4 of this Lease), enter upon and take possession of the Leased Property and expel or remove Lessee and any other person who may be occupying said premises or any part thereof, by force, if necessary, without being liable of prosecution or any claim for damages therefor. Lessee hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of rent. In addition, Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of any termination effected pursuant to this subsection B, said loss and damage to be determined, at Lessor's option, by either of the following alternative measures of damages:

                  (i) Until Lessor is able, although Lessor shall be under no obligation to attempt to relet the Leased Property, Lessee shall pay to Lessor on or before the first day of each calendar month, the monthly rentals and other charges provided in this Lease. After the Leased Property have been relet by Lessor, Lessee shall pay to Lessor on the 10th day of each calendar month the difference between the monthly rentals and other charges provided in this Lease for the preceding calendar month and that actually collected by Lessor for such month. If it is necessary for Lessor to bring suit in order to collect any deficiency, Lessor shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Lessor to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Lessor from subsequent tenants for any calendar month, in excess of the monthly rentals and other charges provided in this Lease, shall be credited to Lessee in reduction of Lessee's liability for any calendar month for which the amount collected by Lessor will be less than the monthly rentals and other charges provided in this Lease; but Lessee shall have no right to such excess other than the above-described credit.

                  (ii) When Lessor desires, Lessor may demand a final
            settlement. Upon demand for a final settlement, Lessor shall have a right to, and Lessee hereby agrees to pay, the difference between the total of all monthly rentals and other charges provided in this Lease for the remainder of the Lease Term and the reasonable rental value of the Leased Property for such period, such difference to be discounted to present value at a rate equal to the lowest rate of capitalization (highest present worth) reasonably applicable at the time of such determination and allowed by applicable law.

      If Lessor elects to exercise the remedy prescribed in subsection A above, this election shall in no way prejudice Lessor's right at any time thereafter to cancel said election in favor of the remedy prescribed in subsection B above. Similarly, if Lessor elects to compute damages in the manner prescribed by subsection B(i) above, this election shall in no way prejudice Lessor's right at any time thereafter to demand a final settlement in accordance with subsection B(ii) above. Pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Lease and any other remedies provided by law or equity. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

      16.2 Rent and Charges Payable Following Default. It is expressly agreed that in determining "the monthly rentals and other charges provided in this Lease," as that term is used throughout subsections A and B of Section 16.1. above, there shall be added to the Base Rent a sum equal to one twenty-fourth of the total of all Additional Rent required to be paid by Lessee because of Gross Revenues during the two full calendar years immediately preceding the date Lessor initiated action pursuant to said subsections (or, if two full calendar years have not then elapsed, to the corresponding fraction of all Additional Rent required to be paid because of Gross Sales during the period commencing with the Commencement Date of this Lease and concluding with the date on which Lessor initiated such action).

      16.3 Additional Expenses. It is further agreed that, in addition to payments required pursuant to subsections A and B of Section 16.1. above, Lessee shall compensate Lessor for all expenses incurred by Lessor in repossessing the Leased Property (including among other expenses, any increase in insurance premiums caused by the vacancy of the Leased Property), all expenses incurred by Lessor in reletting (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new tenant upon reletting (including among other concessions, renewal options), all losses incurred by Lessor as a direct or indirect result of Lessee's default (including among other losses any adverse reaction by Lessor's mortgagee) and a reasonable allowance for Lessor's administrative efforts, salaries and overhead attributable directly or indirectly to Lessee's default and Lessor's pursuing the rights and remedies provided herein and under applicable law.

      16.4 Lessee's Obligation to Purchase. If any Event of Default shall have occurred and be continuing, by so providing by separate notice given by Lessor to Lessee at any time thereafter prior to the time such Event of Default shall be cured, Lessor may require Lessee to purchase the Leased Property on the first Base Rent Payment Date occurring not less than thirty (30) days after the date of receipt of, or such later date that is specified in, said notice requiring such purchase for an amount equal to the higher of the then current Fair Market Value Purchase Price or the Minimum Repurchase Price of the Leased Property plus all Rent then due and payable (excluding the installment of Base Rent due on the purchase date) as of the date of purchase. If Lessor exercises such right, Lessor shall convey the Leased Property to Lessee on the date fixed therefor in accordance with the provisions of Article XVIII upon receipt of the purchase price therefor and this Lease shall thereupon terminate. Any purchase by Lessee of the Leased Property pursuant to this Section shall be in lieu of the damages specified in Section 16.1.

      16.5 Waiver. If this Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right of redemption re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI,and
(c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

      16.6 Application of Funds. Any payments otherwise payable to Lessee which are received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order which Lessor may reasonably determine or as may be prescribed by the laws of the state in which the Facility is located.

      16.7 Notices by Lessor. The provisions of this Article XVI concerning notices shall be liberally construed insofar as the contents of such notices are concerned, and any such notice shall be sufficient if reasonably designed to apprise Lessee of the nature and approximate extent of any default, it being agreed that Lessee is in good or better position than Lessor to ascertain the exact extent of any default by Lessee hereunder.

      16.8 Lessor's Contractual Security Interest. Lessor shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Lessee, and to secure payment of any damages or loss which Lessor may suffer by reason of the breach by Lessee of any covenant, agreement or condition contained herein, upon all inventory, merchandise, goods, wares, equipment, fixtures, furniture, improvements and other tangible personal property of Lessee presently, or which may hereafter be, situated in or about the Leased Property, and all proceeds therefrom and accessions thereto and, except as a result of sales made in the ordinary course of Lessee's business, such property shall not be removed without the consent of Lessor until all arrearages in rent as well as any and all other sums of money then due to Lessor or to become due to lessor hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Lessee. Upon the occurrence of an event of default by Lessee, Lessor may, in addition to any other remedies provided herein, enter upon the Leased Property and take possession of any and all inventory, merchandise, goods, wares, equipment, fixtures, furniture, improvements and other personal property of Lessee situated in or about the Leased Property, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Lessee reasonable notice of the time and place of any public sale of the time after which any private sale is to be made, at which sale the Lessor or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Lessee reasonable notice, the requirement of reasonable notice shall be met, if such notice is given in the manner prescribed in this Lease at least seven days before the time of sale. Any sale made pursuant to the provision of this paragraph shall be deemed to have been a public sale conducted in commercially reasonable manner if held in the above-described premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located, for five consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Lessee or as otherwise required by law; the Lessee shall pay any deficiencies forthwith. Upon request by Lessor, Lessee agrees to execute and deliver to Lessor a financing statement in form sufficient to perfect the security interest of Lessor in the aforementioned property and proceeds thereof under the provision of the Uniform Commercial Code (or corresponding state statute or statutes) in force in the state in which the Leased Property is located, as well as any other state the laws of which Lessor may at any time consider to be applicable.

                                  ARTICLE XVII

                             LESSOR'S RIGHT TO CURE

      If Lessee shall fail to make any payment, or to perform any act required to be made or performed under this Lease and to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expense, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XVIII

                         PURCHASE OF THE LEASED PROPERTY

      In the event Lessee purchases the Leased Property from Lessor pursuant to any of the terms of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate special warranty deed or other instrument of conveyance conveying the entire interest of Lessor in and to the Leased Property to Lessee in the condition as received from Lessee, free and clear of all encumbrances other than (a) those that Lessee has agreed hereunder to pay or discharge, (b) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to, (c) any other Encumbrances permitted to be imposed on the Leased Property under the provisions of

Article XXXVIII which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee, and (d) any matters affecting the Leased Property on or as of the Commencement Date. The difference between the applicable purchase price and the total of the encumbrances assigned or taken subject to shall be paid in cash to Lessor, or as Lessee may direct, in federal or other immediately available funds except as otherwise mutually agreed by Lessor and Lessee. The closing of any such sale shall be contingent upon and subject to Lessee obtaining all required governmental consents and approvals for such transfer and if such sale shall fail to be consummated by reason of the inability of Lessee to obtain all such approvals and consents, any options to extend the Term of this Lease which otherwise would have expired during the period from the date when Lessee elected or became obligated to purchase the Leased Property until Lessee's inability to obtain the approvals and consents is confirmed shall be deemed to remain in effect for thirty (30) days after the end of such period. All expenses of such conveyance, including, without limitation, the cost of title examination or standard coverage title insurance, attorneys' fees incurred by Lessor in connection with such conveyance, and transfer taxes, shall be paid by Lessor, except that such charges shall be paid by Lessee in case of a sale pursuant to Section 16.4. Recording fees and similar charges shall be paid for by Lessee.

                                   ARTICLE XIX

                                  HOLDING OVER

      If Lessee shall for any reason remain in possession of the Leased Property after the expiration of the Term or any earlier termination of the Term hereof, such possession shall be as a tenancy at will during which time Lessee shall pay as rental each month, one and one-half times the aggregate of (a) one-twelfth of the aggregate Base Rent and Additional Rent payable with respect to the last complete Lease Year prior to the expiration of the Term; (b) all Additional Charges accruing during the month and (c) all other sums, if any, payable by Lessee pursuant to the provisions of this Lease with respect to the Leased Property. During such period of tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                   ARTICLE XX

                                   ABANDONMENT

      20.1 Discontinuance of Operations on the Leased Property; Offer to Purchase. If, in the good faith judgment of Lessee, the Leased Property becomes uneconomic or Unsuitable for Its Primary Intended Use, or Lessee has discontinued use of the Leased Property in its business operations or will discontinue such use within a period of one (1) year after the date of the Officer's Certificate hereinafter referred to and will not use the Leased Property for any of the purposes described in Section 7.2 within one year thereafter, all as set forth in an Officer's Certificate delivered to Lessor, Lessee, if Lessor has not terminated this Lease as provided in

Section 16.1 may, at any time after the expiration of the tenth (10th) Lease Year, give Lessor notice of termination of this Lease as to the Leased Property accompanied by an offer to purchase the Leased Property on the first Base Rent Payment Date (the "Economic Termination Purchase Date") occurring not less than one hundred twenty (120) days after the date of such offer, for a purchase price equal to the greater of (a) the Fair Market Value Purchase Price or (b) the Minimum Repurchase Price.

      20.2 Acceptance of Offer. If Lessor accepts such offer, or fails to reject the same by written notice given not less than thirty (30) days prior to the Economic Termination Purchase Date, Lessor shall, upon receipt from Lessee of the purchase price provided for above and any Rent due and payable under this Lease (excluding the installment of Base Rent due on the Economic Termination Purchase Date), convey the Leased Property to Lessee on the Economic Termination Purchase Date in accordance with the provisions of Article XVIII and this Lease shall thereupon terminate as to the Leased Property.

      20.3 Rejection of Offer. If Lessor rejects Lessee's offer to purchase the Leased Property, by written notice given not less than thirty (30) days prior to the Economic Termination Purchase Date, and Lessee does not withdraw its offer to purchase the Leased Property within ten (10) days after Lessor so rejects Lessee's said offer, this Lease shall terminate as to the Leased Property on the Economic Termination Date, provided no Event of Default shall have occurred and be continuing.

      20.4 No Rent after Purchase or Termination. Except as otherwise expressly provided herein, upon completion of the purchase of the Leased Property or the termination of this Lease, as the case may be, no Rent shall thereafter accrue under this Lease with respect to the Leased Property.

                                   ARTICLE XXI

                            SUBSTITUTION OF PROPERTY

      21.1 Substitution of Property for the Leased Property.

      (a) If, in the good faith judgment of Lessee, the Leased Property becomes uneconomic or Unsuitable for Its Primary Intended Use, or by reason of eviction or other material interference caused by any claim of paramount title, or for other prudent business reasons, Lessee desires to terminate this Lease, Lessee desires to terminate this Lease, Lessee, if no Event of Default shall have occurred and be continuing, at any time prior to the expiration of the Term, shall have the right, subject to the conditions set forth below in this Article XXI, upon notice to Lessor, to substitute one or more properties (collectively referred to as "Substitute Properties" or individually as a "Substitute Property") on a monthly Base Rent Payment Date specified in such notice (the "Substitution Date") occurring not less than ninety (90) days after receipt by Lessor of such notice, except if Lessee is required by court order or administrative action to divest or otherwise dispose of the Leased Property within a shorter time period, in which case if Lessee shall have informed Lessor of the filing of such court order or administrative action and kept Lessor reasonably appraised of the status thereof, the time period shall be shortened appropriately to meet the reasonable needs of Lessee, but in no event less than fifteen (15) Business Days after the receipt by Lessor of such notice. The notice shall be in the form of an Officer's Certificate and shall specify the reason(s) for the substitution and the proposed Substitution Date. For purposes of this paragraph, the desire to reduce the payment of Rent with respect to the Leased Property whose operation (considering the Rent) is uneconomic to Lessee shall not be deemed to be a reason for substitution.

      (b) If Lessee voluntarily or involuntarily, for any reason, has discontinued use of the Leased Property in its business operations for a period in excess of one year, and Lessor has not exercised its right to terminate this Lease pursuant to Section 16.1(h) hereof, Lessee shall have the obligation, upon notice given as set forth in paragraph (a) above, to substitute a Substitute Property, or, if applicable, invoke the procedure set forth in Article XXI.

      (c) If Lessee gives the notice referred to in Section 21.1(a) or (b) above, Lessee shall present to Lessor three properties (or groups of properties) each of which property (or groups of properties) shall provide Lessor with a yield (i.e., an annual return on its equity in such property) substantially equivalent to Lessor's yield from the Leased Property at the time of such proposed substitution (or in the case of substitution because of damage or destruction, the yield immediately prior to such damage or destruction) and as reasonably projected over the remaining Term of this Lease. Lessor shall have a period of ninety (90) days within which to review such information and either accept or reject the Substitute Properties so presented unless Lessee is required by a court order or administrative action to divest or otherwise dispose of the Leased Property within a shorter time period, in which case the time period shall be shortened appropriately to meet the reasonable needs of Lessee, but in no event shall said period be less than fifteen (15) Business Days after Lessor's receipt of said notice (subject to further extension for any period of time in which Lessor is not timely provided with the information provided for in Section 21.2 and Section 21.3 below) provided, however, that if Lessor shall contend that the Substitute Properties fail to meet all the conditions for substitution set forth in this Article XXI, including without limitation the provisions of Sections 21.1(d), (e) and (f) below, the matter shall be submitted to arbitration in accordance with Article XXXVII and the time periods for Lessor's approval or rejection shall be tolled during the period of such arbitration.

      In the event that, on or before the expiration of the applicable time period for Lessor's review, Lessor has rejected all of the Substitute Properties so presented, then Lessee shall, for a period of sixty (60) days after the expiration of such period, have the right to terminate this Lease as to the Leased Property upon notice to Lessor accompanied by an offer to purchase the Leased Property on the first Base Rent Payment Date occurring at least ninety
(90) days after the date of such notice, as specified in such notice, for a purchase price equal to the greater of the Fair Market Value Purchase Price or the Minimum Repurchase Price, and this Lease shall terminate on the purchase date provided no Event of Default shall have occurred and be continuing.

      If Lessor accepts such offer, or fails to reject the same by written notification within the applicable time period for Lessor's review, Lessor shall, upon receipt from Lessee of the purchase price provided for above and any Rent due and payable hereunder (excluding the installment of Base Rent due on the purchase date), convey the Leased Property to Lessee on the purchase date, in accordance with the provision of Article XVIII and this Lease shall thereupon terminate as to the Leased Property. Upon completion of the purchase of the Leased Property, no Rent shall thereafter accrue with respect thereto.

      (d) Lessee's right (and obligation) to offer substitution as set forth in this Article is subject to the conditions set forth in Section 21.2 below, and to the delivery of an opinion of counsel for Lessor confirming that (i) the substitution of the Substitute Property for the Leased Property will qualify as an exchange solely of property of a like-kind under Section 1031 of the Code, in which, generally, except for "boot" such as cash needed to equalize exchange values or discharge indebtedness, no gain or loss is recognized to the Lessor,
(ii) the substitution or sale will not result in ordinary recapture income to the Lessor pursuant to Code Section 1245 or 1250 or any other Code provision,
(iii) the substitution or sale will result in income, if any, to the Lessor of a type described in Code Section 856(c)(2) or (3) and will not result in income of the types described in Code Section 856(c)(4) or result in the tax imposed under Code Section 857(b)(6), and (iv) the substitution or sale, together with all other substitutions and sales made or requested by Lessee or any Affiliate pursuant to any other leases with Lessor of the properties described in Exhibit C hereto or any other transfers of the Leased Property or the properties leased under other such operating leases, during the relevant time period, will not jeopardize the qualification of Lessor as a real estate investment trust under Code Sections 856-860.

      (e) In the event that the equity value of the Substitute Property or group of Substitute Properties (i.e., the Fair Market Value of the Substitute Property or group of Substitute Properties minus the encumbrances to which the Lessor will take the Substitute Property or group of Substitute Properties subject) as of the Substitution Date is greater than the equity value of the Leased Property (i.e., the Fair Market Value of the Leased Property minus the encumbrances to which the Lessee will take the Leased Property subject) as of the Substitution Date (or in the case of damage or destruction, the Fair Market Value immediately prior to such damage or destruction), Lessor shall pay an amount equal to the difference, subject to the limitation set forth below, to Lessee; in the event that said equity value of the Substitute Property or group of Substitute Properties is less than said equity value of the Leased Property, Lessee shall pay an amount equal to the difference, subject to the limitation set forth below, to Lessor; provided, however, that neither Lessor nor Lessee shall be obligated to consummate such substitution if such party would be required to make a payment to the other in excess of an amount equal to ten percent (10%) of said Fair Market Value of the Leased Property (the amount of cash paid by one party to the other being hereinafter referred to as the "Cash Adjustment"). Without limiting the generality or effect of the preceding sentence, in the event that, on the Substitution Date, Lessor is obligated to pay a Cash Adjustment to Lessee and Lessor does not have sufficient funds available, or elects not to make such payment in cash. Lessor shall provide Lessee with (and Lessee shall accrue) a purchase money note and mortgage for a term not to exceed eighteen (18) months from the Substitution Date and bearing interest, payable monthly, at the rate per annum described in Section 10.2 as the test rate, or if no such test rate exists, then at the Prime Rate.

      (f) The Rent for such Substitute Property in all respects shall provide Lessor with a substantially equivalent yield at the time of such substitution (i.e., annual return on its equity in such Substitute Property) to that received (and reasonably expected to be received thereafter) from the Leased Property, taking into account the Cash Adjustment paid or received by Lessor and any other relevant factors.

      (g) The Minimum Repurchase Price of the Substitute Property shall be an amount equal to the Minimum Repurchase Price of the Leased Property (i) increased by any Cash Adjustment paid by Lessor pursuant to paragraph (e) above, or (ii) decreased by any Cash Adjustment paid by Lessee pursuant to paragraph
(e) above.

      21.2 Conditions to Substitution. On the Substitution Date, the Substitute Property will become the Leased Property hereunder upon delivery by Lessee to Lessor of the following:

      (a) an Officer's Certificate certifying that (i) the Substitute Property has been accepted by Lessee for all purposes of this Lease and there has been no material damage to the improvements located on the Substitute Property nor is any condemnation or eminent domain proceeding pending with respect thereto; (ii) all permits, licenses and certificates (including, but not limited to, a permanent, unconditional certificate of occupancy and all certificates of need, licenses and provider agreements) which are necessary to permit the use of the Substitute Property in accordance with the provisions of this Lease have been obtained and are in full force and effect; (iii) under applicable zoning and use laws, ordinances, rules and regulations the Substitute Property may be used for the purposes contemplated by Lessee and all necessary subdivision approvals have been obtained; (iv) there are no mechanics' or materialmen's liens outstanding or threatened to the knowledge of Lessee against the Substitute Property arising out of or in connection with the construction of the improvements thereon, other than those being contested by Lessee pursuant to Article XII; (v) any mechanics' or materialmen's liens being contested by Lessee will be promptly paid by Lessee if such contest is resolved in favor of the mechanic or materialman; (vi) to the best knowledge of Lessee, there exists no Event of Default under this Lease, and no defense, offset or claim exists with respect to any sums to be paid by Lessee hereunder; and (vii) any exceptions to Lessor's title to the Substitute Property do not materially interfere with the intended use of the Substitute Property by Lessee;

      (b) a deed with full warranties conveying to Lessor title to the Substitute Property free and clear of any liens and encumbrances except those approved or assumed by Lessor.

      (c) a lease duly executed, acknowledged and delivered by Lessee, containing the same terms and conditions as are contained herein except that (i) the legal description of the land shall refer to the Substitute Property, (ii) the Minimum Repurchase Price, Rent and any Additional Charges for the Substitute Property shall be consistent with the requirements of Section 21.1 and (iii) such other charges therein as may be necessary or appropriate under the circumstances shall be made;

      (d) counterparts of a standard owner's or lessee's (as applicable) policy of title insurance covering the Substitute Property (or a valid, binding, unconditional commitment therefor), dated the Substitution Date, in current form and including mechanics' and materialmen's lien coverage, issued to Lessor by a title insurance company satisfactory to Lessor. Such policy shall (i) insure (A) Lessor's fee title to the Substitute Property, subject to no liens or encumbrances except those approved or assumed by Lessor, and (B) that any restrictions affecting the Substitute Property have not been violated and that a fixture violation thereof will not result in a forfeiture or reversion of title,
(ii) be in an amount at least equal to the Fair Market Value of the Substitute Property, and (iii) contain such endorsements as may be reasonably requested by Lessor;

      (e) certificates of insurance with respect to the Substitute Property fulfilling the requirements of Article XIII;

      (f) current appraisals or other evidence satisfactory to Lessor, in its sole discretion, as to the current Fair Market Values of such Substitute Property and the Leased Property;

      (g) all available revenue data relating to the Substitute Property for the period from the date of opening for business of the facility on such Substitute Property to the date of Lessee's most recent fiscal year end, or for the most recent three (3) years, whichever is less; and

      (h) such other certificates, documents, opinions of counsel, and other instruments as may be reasonably required by Lessor.

      21.3 Conveyance to Lessee. On the Substitution Date or the date specified in the notice given pursuant to Section 21.1. Lessor will convey the Leased Property to Lessee in accordance with the provisions of Article XVIII (except as to payment of any expenses in connection therewith which shall be governed by
Section 21.4 below) upon either (a) payment in cash therefor or (b) conveyance to Lessor of the Substitute Property, as appropriate.

      21.4 Expenses. Lessee shall pay or cause to be paid, on demand, all reasonable costs and expenses of Lessor paid or incurred by it in connection with the substitution and conveyance of the Leased Property and the Substitute Property, including but not limited to (a) fees and expenses of its counsel, (b) all printing expenses, (c) the amount of any filing, registration and recording taxes and fees, (d) fees and expenses, if any, incurred in qualifying and maintaining Lessor as a foreign partnership authorized to do business in the state of which the Substitute Property is located, (e) the cost of preparing and recording, if appropriate, a release of the Leased Property from the lien of any mortgage, (f) broker's fees and commissions, if any, (g) documentary stamp and transfer taxes (excluding any Tennessee tax on indebtedness), if any, (h) title insurance charges, and (ix) escrow fees.

                                  ARTICLE XXII

                                  RISK OF LOSS

      During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee and, Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

                                  ARTICLE XXIII

                                 INDEMNIFICATION

      Notwithstanding the existence of any insurance or self insurance provided for in Article XIII, and without regard to the policy limits of any such insurance or self insurance, Lessee will protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of: (a) any accident, injury to or death of persons or loss of percentage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of malpractice, (b) any use, misuse, no use, condition, maintenance or repair by Lessee of the Leased Property, (c) any Impositions (which are the obligations of Lessee to pay pursuant to the applicable provisions of this Lease), (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord (Lessee) thereunder. Any amounts which become payable by Lessee under this Section shall be paid within ten (10) days after liability therefor on the part of Lessor is determined by litigation or otherwise and, if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit. Nothing herein shall be construed as indemnifying Lessor against its own negligent acts or omissions or willful misconduct. Lessee's liability for a breach of the provisions of this Article shall survive any termination of this Lease.

                                  ARTICLE XXIV

                            SUBLETTING AND ASSIGNMENT

      24.1 Subletting and Assignment. Subject to the provisions of Section 24.3 below and any other express conditions or limitations set forth herein, Lessee may, without the consent of Lessor, (a) assign this Lease or sublet all or any part of the Leased Property to any Affiliate of Lessee, or (b) sublet all or any part of the Leased Property (i) in the normal course of the Primary Intended Use such as, but not limited to, leasing of space for major moveable equipment or functional departments such as pathology, pharmacy and radiology, or (ii) as to less than an aggregate or twenty percent (20%) of the rentable square footage of the Facility, to concessionaires or other third party users or operators of portions of the Leased Property, provided that any subletting to any party other than an Affiliate of Lessee shall not individually, as to any one such subletting, or in the aggregate, materially diminish the actual or potential Additional Rent payable under this Lease. Lessor shall not unreasonably withhold its consent to any other or further subletting or assignment, provided that (a) in the case of a subletting, the sublessee shall comply with the provisions of
Section 24.2, (b) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be and become jointly and severally liable with Lessee for the performance thereof, (c) an original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor, and (d) in case of either an assignment or subletting, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder.

      24.2 Attornment. Lessee shall insert in each sublease permitted under
Section 24.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease and (c) in the event the sublessee receives a written notice from Lessor or Lessor's assignee, if any, stating that Lessee is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

      24.3 Sublease Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the sublease rental received by Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

                                   ARTICLE XXV

                 OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS

      (a) At any time and from time to time within twenty (20) days following written request by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any such Officer's Certificate furnished pursuant to this Article may be relied upon by Lessor and any prospective purchaser of the Leased Property.

      (b) Lessee will furnish or cause Guarantor to furnish the following statements to Lessor:

            (i) within one hundred twenty (120) days after the end of each of Lessee's fiscal years, together with the annual audit report furnished in accordance with Section 3.2, a copy of the Consolidated Financial Statements for the preceding fiscal year and an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease or, if Lessee shall be in default to its knowledge, specifying all such defaults, the nature thereof and the steps being taken to remedy the same, and

            (ii) with reasonable promptness, such other information, respecting the financial condition and affairs of Lessee as Lessor may reasonably request from time to time.

                                  ARTICLE XXVI

                                   INSPECTION

      Lessee shall permit Lessor and its authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Lessee, any governmental agency, any Insurance Requirements relating to the Leased Property, or imposed by law or applicable regulations.

                                  ARTICLE XXVII

                                    NO WAIVER

      No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                 ARTICLE XXVIII

                               REMEDIES CUMULATIVE

      To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                  ARTICLE XXIX

                                    SURRENDER

      No surrender to Lessor of this Lease or of the Leased Property or any part of any thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                   ARTICLE XXX

                               NO MERGER OF TITLE

      There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                  ARTICLE XXXI

                               TRANSFERS BY LESSOR

      If Lessor or any successor owner of the Leased Property shall convey the Leased Property in accordance with the terms hereof, other than security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, and shall be reasonably capable of performing the obligations of Lessor hereunder, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                  ARTICLE XXXII

                                 QUIET ENJOYMENT

      So long as Lessee shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Lessee. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease, or to fail to perform any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article.

                                 ARTICLE XXXIII

                                     NOTICES

      All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid addressed to the respective parties, as follows:

      (a) if to Lessee:       Randall J. Bufford
                              Cardinal Group Corporation
                              1300 Hurstbourne Place,
                              9300 Shelbyville Road,
                              Louisville, Kentucky  40222
                              Phone:  1-800-735-3620 and 502-425-3620
                              Fax:  502-425-3662

      with a copy to:         C. Edward Glasscock, Esq.
                              Brown, Todd & Heyburn
                              1600 Citizens Plaza
                              Louisville, Kentucky  40202
                              Phone: 502-589-5400
                              Fax: 502-589-6475

      (b) if to Lessor:       Healthcare Realty Trust Incorporated
                              3310 West End Avenue
                              Nashville, Tennessee  37203
                              attn: David R. Emery, President
                              Phone: (615) 269-8290
                              Fax: (615) 269-8122

      with a copy to:         Roger O. West, Esq.
                              Geary, Porter & West, P.C.
                              16475 Dallas Parkway, Suite 550
                              Dallas, Texas  75248
                              Phone (214) 931-9901
                              Fax: (214) 931-9208

                              Richard D. Bird, Esq.
                              Heiskell, Donelson, Bearman, et al.
                              511 Union Street, Suite 600
                              Nashville, TN  37219-1745
                              Phone: (615) 256-0815
                              Fax: (615) 726-7378

or to such other address as either party may hereafter designate, and shall be effective upon receipt.

                                  ARTICLE XXXIV

                                    APPRAISAL

      In the event that it becomes necessary to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Rental value of the Leased Property or a Substitute Property for any purpose of this Lease, the party required or permitted to give notice of such required determination shall include in the notice the name of a person selected to act as an appraiser on its behalf. Within ten (10) days after receipt of any such notice, Lessor (or Lessee, as the case may be) shall by notice to Lessee (or Lessor, as the case may be) appoint a second person as an appraiser on its behalf. The appraisers thus appointed (each of whom must be a member of the American Institute of Real Estate Appraisers or any successor organization thereto) shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the Leased Property or Substitute Property, as the case may be, to determine the Fair Market Value. Fair Market Value Purchase Price or Fair Market Rental value thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, or if two appraisers shall have been so appointed but only one such appraiser shall have made such determination within fifty (50) days after the making of Lessee's or Lessor's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value, Fair Market Value Purchase Price or Fair Market Rental value shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such 20-day period. If no such appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Value, Fair Market Value Purchase Price or Fair Market Rental value, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have appointment made by such court. Any appraiser appointed, by the American Arbitrator Association or by such court shall be instructed to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Rental value within thirty (30) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value, Fair Market Value Purchase Price or Fair Market Rental value for such interest. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                  ARTICLE XXXV

                                 PURCHASE RIGHTS

      35.1 First Refusal to Purchase. During the Term and for ninety (90) days after the expiration of the Term hereof, provided that Lessee is not in default at such time or at the expiration of this Lease, Lessee shall have a first refusal option to purchase the Leased Property upon the same terms and conditions as Lessor, or its successors and assigns, shall propose to sell the Leased Property, or shall have received an offer from a third party to purchase the Leased Property, which Lessor intends to accept (or has accepted subject to Lessee's right of first refusal herein). If, during the Term and such ninety
(90) day period after the expiration of the Term, Lessor reaches such agreement with a third party or proposes to offer the Leased Property for sale, Lessor shall promptly notify Lessee of the purchase price and all other material terms and conditions of such agreement or proposed sale, and Lessee shall have thirty
(30) days after receipt of such notice from Lessor within which time to exercise Lessee's option to purchase. If Lessee exercises its option, then such transaction shall be consummated within sixty (60) days after the date of receipt by Lessor of notice of such exercise in accordance with the terms and conditions set forth therein and in accordance with the provisions of Article XVIII hereof to the extent not inconsistent herewith, on the first day of the first month after all permits for owning or operating the Facility on the Leased Property have been obtained by Lessee, but in no event later than one hundred twenty (120) days after the date of receipt by Lessor of notice of the exercise by Lessee of this option. If Lessee shall not exercise Lessee's option to purchase within said thirty (30) day period after receipt of said notice from Lessor, Lessor shall be free for a period of one year after the expiration of said thirty (30) day period to sell the Leased Property to any third party at a price and upon terms no less favorable to Lessor than those so offered to Lessee. Whether or not such sale is consummated, Lessee shall be entitled to exercise its right of first refusal as provided in this section, as to any subsequent sale of the Leased Property during the Term of this Lease or such ninety (90) day period.

      35.2 Lessor's Option to Purchase Lessee's Personal Property. Effective on not less than ninety (90) days' prior written notice given at any time within one hundred eighty (180) days prior to the expiration of the Term or this Lease, but not later than ninety (90) days prior to such expiration, or such shorter notice as shall be appropriate if this Lease is terminated prior to its expiration date, Lessor shall have the option to purchase all (but not less than all) of Lessee's Personal Property, if any, at the expiration or termination of this Lease, for an amount equal to the net sound insurable value thereof (current replacement cost less accumulated depreciation on the books of Lessee pertaining thereto), subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, security interests and other encumbrances to which Lessee's Personal Property is subject.

                                  ARTICLE XXXVI

                                DEFAULT BY LESSOR

      36.1 Default by Lessor. Lessor shall be in default of its obligations under this Lease if Lessor shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay. In the event Lessor fails to cure any such default within the grace period described above, Lessee, without waiving or releasing any obligations hereunder, and in addition to all other remedies available to Lessee hereunder or at law or in equity, may purchase the Leased Property from Lessor for a purchase price equal to the Fair Market Value Purchase Price of the Leased Property. In the event Lessee elects to purchase the Leased Property, it shall deliver a notice thereof to Lessor specifying a Payment Date occurring no less than ninety (90) days subsequent to the date of such notice on which it shall purchase the Leased Property, and the same shall be thereupon conveyed in accordance with the provisions of Article XVIII.

      36.2 Lessee's Right to Cure. Subject to the provisions of Section 36.1, if Lessor shall breach any covenant to be performed by it under this Lease, Lessee, after notice to and demand upon Lessor in accordance with Section 36.1, without waiving or releasing any obligation of Lessor hereunder, and in addition to all other remedies available hereunder and at law or in equity to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 36.2 shall survive the termination of this Lease.

                                 ARTICLE XXXVII

                                   ARBITRATION

      37.1 Controversies. Except with respect to the payment of Base Rent hereunder, in case any controversy shall arise between the parties hereto as to any of the requirements of this Lease or the performance thereof, which the parties shall be unable to settle by agreement or as otherwise provided herein, such controversy shall be determined by arbitration to be initiated and conducted as provided in this Article XXXVII.

      37.2 Appointment of Arbitrators. The party or parties requesting arbitration shall serve upon the other a demand therefor, in writing, specifying the matter to be submitted to arbitration, and nominating some competent disinterested person to act as an arbitrator. Within twenty (20) days after receipt of such written demand and notification, the other party shall, in writing, nominate a competent disinterested person and the two (2) arbitrators so designated shall, within ten (10) days thereafter, select a third arbitrator and give immediate written notice of such selection to the parties and shall fix in said notice a time and place for the first meeting of the arbitrators, which meeting shall be held as soon as conveniently possible after the selection of all arbitrators, at which time and place the parties to the controversy may appear and be heard.

      37.3 Third Arbitrator. In case the notified party or parties shall fail to make a selection upon notice, as aforesaid, or in case the first two (2) arbitrators selected shall fail to agree upon a third arbitrator within ten (10) days after their selection, then such arbitrator or arbitrators may, upon application made by either of the parties to the controversy, after twenty (20) days' written notice thereof to the other party or parties, be appointed by any judge of any United States court of record having jurisdiction in the state in which the Leased Property is located or, if such office shall not then exist, by a judge holding an office most nearly corresponding thereto.

      37.4 Arbitration Procedure. Said arbitrators shall give each of the parties not less than ten (10) days' written notice of the time and place of each meeting at which the parties or any of them may appear and be heard and after hearing the parties in regard to the matter in dispute and taking such other testimony and making such other examinations and investigations as justice shall require and as the arbitrators may deem necessary, they shall decide the questions submitted to them. The decision of said arbitrators in writing signed by a majority of them shall be final and binding upon the parties to such controversy. In rendering such decisions and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.

      37.5 Expenses. The expenses of such arbitration shall be divided between Lessor and Lessee unless otherwise specified in the award. Each party in interest shall pay the fees and expenses of its own counsel.

                                 ARTICLE XXXVIII

                          FINANCING OF THE LEASED PARTY

      38.1 Financing by Lessor. Lessor agrees that, if it grants or creates any mortgage, lien, encumbrance or other title retention agreement ("Encumbrances") upon the Leased Property, the holder of each such Encumbrance shall simultaneously agree (a) to give Lessee the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such Encumbrance or any sale in foreclosure of such Encumbrance, (b) to permit Lessee to cure any such default on Lessor's behalf within any applicable cure period, in which event Lessor agrees to reimburse Lessee for any and all out-of-pocket costs and expenses incurred to effect any such cure (including reasonable attorneys' fees), (c) to permit Lessee to appear with its representatives and to bid at any foreclosure sale with respect to any such Encumbrance, (d) to enter into an agreement with Lessee containing the provisions described in Article XXXIX of this Lease, and (e) Lessor and Lessor's successor and assigns, further agrees that no such Encumbrance shall in any way prohibit, derogate from, or interfere with Lessee's right and privilege to collaterally assign its leasehold and contract rights hereunder provided such collateral assignment and rights granted to the assignee thereunder shall be subordinate to the rights of the holder of an Encumbrance as provided in Article XXXIX hereof.

                                  ARTICLE XXXIX

                        SUBORDINATION AND NON-DISTURBANCE

      At the request from time to time by one or more institutional holders of a mortgage or deed of trust that may hereafter be placed upon the Leased Property or any part thereof, and any and all renewals, replacements, modifications, consolidations, spreaders and extensions thereof, Lessee will subordinate this Lease and all of Lessee's rights and estate hereunder to each such mortgage or deed of trust and agree with each such institutional holder that Lessee will attorn to and recognize such holder or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such mortgage or deed of trust, as the case may be, as Lessor under this Lease for the balance of the Term then remaining, subject to all of the terms and provisions of this Lease; provided, however, that each such institutional holder simultaneously executes, delivers and records a written agreement (a) consenting to this Lease and agreeing that, notwithstanding any such other lease, mortgage, deed of trust, right, title or interest, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under, pursuant to or affecting any of the foregoing, Lessee shall not be disturbed in peaceful enjoyment of the Leased property nor shall this Lease be teriminated or canceled at any time, except in the event Lessor shall have the right to terminate this Lease under the terms and provisions expressly set forth herein; (b) agreeing that for any period while it is Lessor hereunder, it will perform, fulfill and observe all of Lessor's representations, warranties and agreements set forth herein; and (c) agreeing that all proceeds of the casualty insurance described in Article XIV of this Lease and all Awards described in Article XV will be made available to Lessor for restoration of the Leased Property as and to the extent required by this Lease, subject only to reasonable regulation regarding the disbursement and application thereof.

                                   ARTICLE XL

                                  MISCELLANEOUS

      40.1 General. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision or this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of Tennessee but not including its conflict of laws rules.

      40.2 Transfer of Licenses. Upon the expiration or earlier termination of the Term, Lessee shall use its best efforts to transfer to Lessor or Lessor's nominee all licenses (except Lessee's operating licenses), operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary or useful in the operation of the Facility.

                                   ARTICLE XLI

                               MEMORANDUM OF LEASE

      Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the state in which the Leased Property is located in which reference to this Lease, and all options contained herein, shall be made.

      IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized.

                                       LESSOR:

                                       Healthcare Realty Trust Incorporated


                                       By: /s/ David R. Emery
                                           -------------------------------------
                                           David R. Emery
                                           President


                                       LESSEE:

                                       Cardinal Development Co., Inc.


                                       By: /s/ Randall J. Bufford
                                           -------------------------------------
                                           Randall J. Bufford
                                           Vice President

                     AMENDMENT NUMBER ONE TO LEASE AGREEMENT

      THIS AGREEMENT, dated as of the 1st day of November , 1993, by and between HEALTHCARE REALTY TRUST INC., Maryland corporation, having its principal offices at 3310 West End Avenue, Nashville, Tennessee 37203 ("Lessor") and CARDINAL DEVELOPMENT CO., INC., a Kentucky corporation, having its principal offices at 1300 Hurstbourne Place, 9300 Shelbyville Road, Louisville, Kentucky 40222 ("Lessee").

                              W I T N E S S E T H:

      WHEREAS, Lessor entered into a certain Lease Agreement with Lessee dated June 8, 19983, for the lease of certain property known as The Fenton Extended Care Center, located at 512 Beach Street, Fenton, Michigan, more particularly described on Exhibit A attached to the Lease Agreement (the "Lease"); and

      WHEREAS, certain terms of the Lease are defined in inconsistent manners and the parties hereto are desirous of modifying the Lease to correct such inconsistencies.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee do hereby covenant and agree as follows:

      1. Modifications. (a) In Article II of the Lease, the definitions of "CPI" and "CPI Increase" are hereby delete in their entirety and replaced with the following:

            CPI: The Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor, for all Urban Consumers for the applicable region within which the Facility is located (1982 - 1984 = 100), or if such Index is not available, a comparable index selected by Lessor which is published by an governmental institution or a nationally recognized publisher of statistical information.

            CPI Increase: The amount obtained by multiplying (a) the prior year's total rent (Base Rent + Additional Rent), by (b) the percentage increase between the CPI last published prior to the first day of the then applicable Fiscal Year and the CPI last published prior to the first day of the preceding Fiscal Year. The CPI Increase for each Fiscal Year shall be calculated on and as of the first day of such Fiscal Year.

            (b) Article XXXIII is amended to provide that a copy of all notices, demands, requests, consents and other communications sent to Lessee shall also be sent to:

      2. Lease in Full Force and Effort. Except as hereby modified and amended, the parties hereto do hereby ratify and confirm the terms, covenants, provisions and conditions of the Lease and this Agreement. The Lease is hereby incorporated by reference into this

Agreement and made a part hereof as if fully repeated herein, except as otherwise specifically provided for pursuant to this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Amendment to Lease to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized.

                                       LESSOR:

                                       HEALTHCARE REALTY TRUST INC.


                                       By: /s/ David R. Emery
                                           -------------------------------------
                                           David R. Emery, President


                                       LESSEE:

                                       CARDINAL DEVELOPMENT CO., INC.


                                       By: /s/ Randall J. Bufford
                                           -------------------------------------
                                           Randall J. Bufford, Vice President

                      LEASE ASSIGNMENT, CONSENT AND RELEASE


      This is a LEASE ASSIGNMENT, CONSENT AND RELEASE (the "Assignment") dated and effective as of March 1, 1994 (the "Effective Date"), among

                    CARDINAL DEVELOPMENT CO., INC.
                    a Kentucky corporation
                    1300 Hurstbourne Place
                    9300 Shelbyville Road
                    Louisville, Kentucky  40222                     ("Assignor")

                    TRANSITIONAL HEALTH PARTNERS
                    d/b/a TRANSITIONAL HEALTH
                    SERVICES, a Delaware general partnership
                    1300 Hurstbourne
                    Place 9300 Shelbyville Road
                    Louisville, Kentucky  40222                     ("Assignee")

                    and

                    HEALTHCARE REALTY TRUST INCORPORATED
                    3310 West End Avenue
                    Nashville, Tennessee  37203                       ("Lessor")

      A. On June 8, 1993, Assignor entered into a Lease (the "Lease") with Lessor, whereby Assignor agreed to lease from Lessor certain premises suitable for the operation of a 121-bed nursing care facility located at 512 Beach Street, City of Fenton, County of Genessee, Michigan known commonly as Fenton Extended Care Center (the "Premises"), a short form of which is recorded in Liber 2513, Page 353-56, with the Register of Deeds of Genessee County, Michigan.

      B. Assignor wishes to vacate the Premises and assign its interest in the Lease to Assignee, and Lessor wishes to consent to such assignment and Assignee's assumption of the Lease, all as more particularly set forth below.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree to the following terms and conditions:

      1. Assignment. Assignor assigns, transfers and sets over its entire right, title and interest in and to the Lease and the Premises to Assignee effective as of the Effective Date, such Effective Date to be determined by Assignee but in no event later than December 31, 1993.

      2. Assumption. Assignee accepts such assignment of the entire right, title and interest of Assignor in and to the Lease, and assumes all of the duties, obligations and liabilities of Assignor under the Lease arising on or after the Effective Date. Assignee covenants to and with Assignor and Lessor that Assignee, from and after the Effective Date, will promptly comply with and perform all obligations and duties of Assignor under the Lease, including the payment of rental and all other sums thereunder, in accordance with the terms and conditions of the Lease.

      3. Indemnification.

            (a) Assignor agrees to indemnify and hold Assignee and Lessor harmless from any and all losses, costs, expenses, claims, damages and liabilities, including, without limitation, attorneys fees and legal expenses, incurred by Assignee or Lessor by reason of the Premises or Assignor's operation and possession thereof or the breach by Assignor of or default under the Lease arising on or before the Effective Date. (b) Assignee agrees to indemnify and hold Assignor and Lessor harmless from any and all losses, costs, expenses, claims, damages and liabilities, including, without limitation, attorneys fees and legal expenses, incurred by Assignor or Lessor by reason of the breach by Assignee of or default under the Lease arising on or after the Effective Date.

      4. Joint Representations and Warranties. Assignor and Lessor jointly and severally represent and warrant to Assignee that (a) attached hereto as Exhibit A and made a part hereof is a true and complete copy of the Lease and all amendments thereto, (b) the Lease is in full force and effect on the date hereof, and since the date of the Lease, no amendments, changes or modifications have occurred thereto, except for a certain Amendment to Operating Lease dated November 1, 1993, (c) the Base Rent under the Lease has been paid through the Effective Date, and (d) Lessor has issued no notice of default under the Lease and to Assignor's and Lessor's knowledge, but without independent investigation, no event has occurred and is continuing which would constitute a default under the Lease, but for the giving of notice, the passage of time, or both.

      5. Assignor's Representations and Warranties. Assignor represents and warrants to Assignee (a) that the Lease is in full force and effect, (b) that the Lease and this Assignment have been duly executed by the respective parties thereto, (c) that there are no present defaults existing under the Lease, and
(d) that all rental and other sums due to Lessor under the Lease have been paid when due.

      6. Lessor's Representations and Warranties. Lessor represents, warrants, and covenants to Assignee (a) that the Lease is in full force and effect, (b) that the Lease and this Assignment have been duly executed by Lessor and is binding and legally enforceable against Lessor, (c) that copies of all notices, demands and other communications (including without limitation all notices of default) permitted or required to be given in writing under the Lease to Assignee shall be made with a duplicate thereof being addressed to Mr. Andrew M. Paul c/o Welsh, Carson, Anderson & Stowe, One World Financial Center, Suite 3601, New York, New York 10281 (hereinafter referred to as "WCAS"), and (d) that following any event of default under the Lease and the delivery of such written notice to WCAS, if Assignee fails to cure such default within the appropriate cure period, then WCAS shall at its discretion have an additional fifteen (15) days to cure unless such default can be cured by the payment of money, in which event WCAS shall have only five (5) additional days to cure.

      7. Consent and Release. Pursuant to Article XXIV of the Lease, Lessor consents to this Assignment, the assignment of the Lease and the delegation by Assignor to Assignor of all obligations and duties of Assignor under the Lease. Assignee agrees Lessor's consent shall not constitute a consent by Lessor to any subsequent or further assignment of the Lease or subletting thereunder. Lessor agrees to look exclusively to Assignee for the performance of all duties, obligations and liabilities under the Lease arising from and after the Effective Date. In addition, Lessor fully releases Assignor from any and all duties, obligations and liabilities of Assignor under the Lease, and any Guarantors thereof, arising from and after the Effective Date.
      IN WITNESS WHEREOF, Assignor, Assignee and Lessor have executed this Lease Assignment, Consent and Release as of the date first set forth above, but actually on the dates set forth below.

                             ASSIGNOR: CARDINAL DEVELOPMENT CO., INC.
Witness:

                                       By: /s/ David V. Hall
                                           -------------------------------------
/s/ Joyce McCubbin                             David V. Hall
--------------------------                     President
Joyce McCubbin            [Printed Name]
Executive Assistant       [Title]
                                       Date: 3-2-94

                             ASSIGNEE: TRANSITIONAL HEALTH PARTNERS
                                       a Delaware general partnership
                                       By THS PARTNERS I, INC.
                                          General Partner
Witness:

                                       By: /s/ James B. hoover
                                           -------------------------------------
/s/ John G. Hundley                        James B. Hoover
--------------------------                 President
John G. Hundley           [Printed Name]
VP-Dir. of Legal Affairs  [Title]
                                       Date: 3-1-94


                               LESSOR: HEALTHCARE REALTY TRUST INCORPORATED
Witness:

                                       By: /s/ David R. Emery
/s/ Katrina S. Coomer                      David Emery, President
--------------------------                 -------------------------------------
Katrina S. Coomer         [Printed Name]
Paralegal                 [Title]
                                       Date: 2-23-94


COMMONWEALTH OF KENTUCKY )
                         ) ss
COUNTY OF JEFFERSON      )

      Acknowledged before me this 2nd day of March, 1994, on behalf of Cardinal Development Co., Inc. (the "Corporation") by David V. Hall, President of the Corporation.

[SEAL]                                 /s/ Stacey R. McCubbin
                                       -----------------------------------------
                                       Notary Public, State at Large
                                       Printed Name: Stacey R. McCubbin
                                       County of Residence: Jefferson
                                       Commission Expires: 1-3-95

STATE OF KENTUCKY    )
                     ) ss
COUNTY OF JEFFERSON  )


      Acknowledge before me this 1st day of March, 1994, by James B. Hoover President of the THS Partners I, Inc., a Delaware corporation and general partner of Transitional Health Partners, a Delaware general partnership (the "Partnership"), on behalf of the Partnership.

[SEAL]                                 /s/ Stacey R. McCubbin
                                       -----------------------------------------
                                       Notary Public, State at Large
                                       Printed Name: Stacey R. McCubbin
                                       County of Residence: Jefferson
                                       Commission Expires: 1-3-95

STATE OF TENNESSEE   )
                     ) ss
COUNTY OF DAVIDSON   )


      Acknowledge before me this 23rd day of February, 1994, on behalf of Healthcare Realty Trust Incorporated, a Maryland corporation and real estate investment trust (the "Corporation"), by David Emery, President of the Corporation, on behalf of the Corporation.

[SEAL]                                 /s/ Cyndy Hinton
                                       -----------------------------------------
                                       Notary Public, State at Large
                                       Printed Name: Cindy Hinton
                                       County of Residence: Williamson
                                       Commission Expires: 11-26-94


This Lease Assignment and Consent
prepared by:


      /s/ John G. Hundley
---------------------------------
John G. Hundley, Esq.
1300 Hurstbourne Place
9300 Shelbyville Road
Louisville, KY  40222
KY License No. 81520
IN License No. 15327-22

                                SCHEDULE 10.16

      THP has entered or will enter into agreements with Healthcare Realty Trust Incorporated substantially identical to Exhibit 10.16 as follows:

      1. Lease Agreement dated June 8, 1993 for Wayne, Michigan facility, as amended by that certain Amendment Number One to Lease Agreement dated November 1, 1993, as assigned to THP pursuant to that certain Lease Assignment, Consent and Release dated March 1, 1994. Material details in which this agreement differs from Exhibit 10.16 are that the amount of the required "Letter of Credit" is $91,875 and the amount of "Base Rent" per year is $122,500.

      2. Lease Agreement dated June 8, 1993 for New Harmony, Indiana facility, as amended by that certain Amendment Number One to Lease Agreement dated November 1, 1993, as assigned to THP pursuant to that certain Lease Assignment, Consent and Release dated November 1, 1993. Material details in which this agreement differs from Exhibit 10.16 are that the amount of the required "Letter of Credit" is $330,750 and the amount of "Base Rent" per year is $441,000.

      3. Lease Agreement dated June 8, 1993 for Fremont, Michigan facility, as amended by that certain Amendment Number One to Lease Agreement dated November 1, 1993, as assigned to THP pursuant to that certain Lease Assignment, Consent and Release dated March 1, 1994. Material details in which this agreement differs from Exhibit 10.16 are that the amount of the required "Letter of Credit" is $298,594 and the amount of "Base Rent" per year is $398,125.

      4. Lease Agreement dated June 8, 1993 for St. Louis, Michigan facility, as amended by that certain Amendment Number One to Lease Agreement dated November 1, 1993, as assigned to THP pursuant to that certain Lease Assignment, Consent and Release dated March 1, 1994. Material details in which this agreement differs from Exhibit 10.16 are that the amount of the required "Letter of Credit" is $151,594 and the amount of "Base Rent" per year is $202,125.

      5. Lease Agreement dated June 8, 1993 for Ovid, Michigan facility, as amended by that certain Amendment Number One to Lease Agreement dated November 1, 1993. Material details in which this agreement differs from
Exhibit 10.16 are that the amount of the required "Letter of Credit" is $114,844, the amount of "Base Rent" per year is $153,125, and this agreement has not yet been assigned to THP.